UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Intra-Cellular Therapies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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430 East 29th Street

New York, New York 10016

April 9, 2020

To Our Stockholders:

You are cordially invited to attend the 2020 annual meeting of stockholders of Intra-Cellular Therapies, Inc. to be held at 10:00 a.m. local time on Wednesday, May 27, 2020. We currently intend to hold our annual meeting in person, at Apella™, 450 East 29th Street, 2nd Floor, New York, NY 10016. However, we are actively monitoring developments regarding the coronavirus or COVID-19, and it is possible that the annual meeting may be held solely by means of remote communication. In the event it is not possible or advisable to hold our annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable.

Details regarding the meeting, the business to be conducted at the meeting, and information about Intra-Cellular Therapies, Inc. that you should consider when you vote your shares are described in the accompanying proxy statement.

At the annual meeting, one person will be elected to our board of directors. In addition, we will ask stockholders to approve an amendment and restatement of the Intra-Cellular Therapies, Inc. 2018 Equity Incentive Plan, to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020 and to approve the compensation of our named executive officers, as disclosed in this proxy statement. The board of directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the annual meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to the majority of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about April 14, 2020, we intend to send to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2020 annual meeting of stockholders and our 2019 annual report to stockholders. The Notice also provides instructions on how to vote online or by telephone and how to receive a paper copy of the proxy materials by mail.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in the proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of Intra-Cellular Therapies, Inc. We look forward to seeing you at the annual meeting.

Sincerely,

Sharon Mates, Ph.D.

Chairman, President and Chief Executive Officer

430 East 29th Street

New York, New York 10016

April 9, 2020

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

TIME:	10:00 a.m. local time

DATE:	Wednesday, May 27, 2020

PLACE:	Apella™, 450 East 29th Street, 2nd Floor, New York, New York 10016

PURPOSES:

1.	To elect one director to serve a three-year term expiring in 2023;

2.

To approve an amendment and restatement of the Intra-Cellular Therapies, Inc. 2018 Equity Incentive Plan (the “2018 Plan”) to, among other things, increase the number of shares of our common stock authorized for issuance under the 2018 Plan by 6,500,000 shares;

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

4.	To approve by an advisory vote the compensation of our named executive officers, as disclosed in this proxy statement; and

5.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of Intra-Cellular Therapies, Inc. common stock at the close of business on April 6, 2020. A list of stockholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, at our principal executive offices located at 430 East 29th Street, New York, New York 10016.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote by following the instructions in the Notice of Internet Availability of Proxy Materials that you previously received and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Michael I. Halstead

Executive Vice President, General Counsel and Secretary

i

INTRA-CELLULAR THERAPIES, INC.

430 East 29th Street

New York, NY 10016

PROXY STATEMENT FOR INTRA-CELLULAR THERAPIES, INC.

2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 27, 2020

This proxy statement, along with the accompanying notice of 2020 annual meeting of stockholders, contains information about the 2020 annual meeting of stockholders of Intra-Cellular Therapies, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 10:00 a.m., local time, on Wednesday, May 27, 2020, at Apella™, 450 East 29th Street, 2nd Floor, New York, NY 10016.

In this proxy statement, we refer to Intra-Cellular Therapies, Inc. as “ITI,” “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our board of directors for use at the annual meeting.

On or about April 14, 2020, we intend to begin sending to our stockholders the Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement for our 2020 annual meeting of stockholders and our 2019 annual report to stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 27, 2020

This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2019 are available for viewing, printing and downloading at www.envisionreports.com/ITCI if you are a holder of record (or www.edocumentview.com/ITCI if you hold your shares in street name). To view these materials please have your 12-digit control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2019 on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “Financials and Filings” section of the “Investors” section of our website at www.intracellulartherapies.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Intra-Cellular Therapies, Inc., Attn: Investor Relations, 430 East 29th Street, New York, NY 10016. Exhibits will be provided upon written request and payment of an appropriate processing fee.

PROXY SUMMARY

This summary highlights information described in more detail elsewhere in this proxy statement and is provided for your convenience only. It does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting or authorizing your proxy to vote for you.

Meeting Information

Time and Date:	10:00 a.m. local time, Wednesday, May 27, 2020

Place:	Apella™, 450 East 29th Street, 2nd Floor, New York, New York 10016

Record Date:	April 6, 2020

Voting:	Each share of our common stock that you own entitles you to one vote

Voting Matters and Board Recommendations

Matter		Board Recommendation
1.	Election of one director to serve a three-year term expiring in 2023	FOR the nominee
2.	Approval of an amendment and restatement of the Intra-Cellular Therapies, Inc. 2018 Equity Incentive Plan	FOR
3.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020	FOR
4.	Approval by an advisory vote the compensation of our named executive officers, as disclosed in this proxy statement	FOR

Business Overview

We are a biopharmaceutical company focused on the discovery, clinical development and commercialization of innovative, small molecule drugs that address underserved medical needs primarily in neuropsychiatric and neurological disorders by targeting intracellular signaling mechanisms within the central nervous system, or CNS. In December 2019, we announced that CAPLYTA (lumateperone) has been approved by the U.S. Food and Drug Administration, or FDA, for the treatment of schizophrenia in adults (42mg/day). We initiated the commercial launch of CAPLYTA late in the first quarter of 2020. Lumateperone is also in Phase 3 clinical development as a novel treatment for bipolar depression and we are pursuing clinical development of lumateperone for the treatment of additional CNS diseases and disorders.

Within the lumateperone portfolio, we are also developing a long-acting injectable formulation to provide more treatment options to patients suffering from mental illness. Given the encouraging tolerability data to date with oral lumateperone, we believe that a long-acting injectable option, in particular, may lend itself to being an important formulation choice for patients.

We have a second major program called ITI-002 that has yielded a portfolio of compounds that selectively inhibit the enzyme phosphodiesterase type 1, or PDE1. PDE1 enzymes are highly active in multiple disease states and our PDE1 inhibitors are designed to reestablish normal function in these disease states. The lead molecule in our PDE1 portfolio, ITI-214, is in development for the treatment of symptoms associated with Parkinson’s disease and for the treatment of heart failure.

We also have a development program for ITI-333, our novel, oral modulator of mu opioid and serotonin receptors, for the treatment of opioid and other substance use disorders, pain, and mood disorders. The pharmacological profile has the potential to translate into clinical utility as a therapeutic to ease opioid withdrawal symptoms and drug craving associated with opioid use disorder as well for analgesia with minimal addictive potential.

Election of Directors

Please see page 14 of this proxy statement for additional information about our Board of Directors. Independence as noted below is determined by the Board of Directors in accordance with the applicable Nasdaq Stock Market listing standards.

Director Nominee

Name	Age*	Independent?	Committee Memberships	Board Recommendation
Richard Lerner, M.D.	81	Yes	AC, NGC	FOR

AC = Audit Committee

NGC = Nominating and Governance Committee

*	as of March 25, 2020

Directors Continuing in Office

Name	Age*	Independent?	Committee Memberships
Sharon Mates, Ph.D.	67	No (CEO)	—
Christopher Alafi, Ph.D.	56	Yes	CC, NGC
Joel S. Marcus	72	Yes	CC, NGC
Rory B. Riggs	67	Yes	AC, CC
Robert L. Van Nostrand	63	Yes	AC

AC = Audit Committee

CC = Compensation Committee

NGC = Nominating and Governance Committee

*	as of March 25, 2020

Intra-Cellular Therapies, Inc. 2018 Equity Incentive Plan

We are requesting that our stockholders approve an amendment and restatement of our 2018 Equity Incentive Plan, or the 2018 Plan, to, among other things, increase the number of shares of our common stock authorized for issuance under the 2018 Plan by 6,500,000 shares to accommodate organizational growth commensurate with the launch of our first commercial product, CAPLYTA.

Executive Compensation Highlights

Please see page 22 of this proxy statement for our Compensation Discussion and Analysis, which discusses our executive compensation program in detail. Our named executive officers for this proxy statement are:

•	Sharon Mates, Ph.D., our Chairman, President and Chief Executive Officer

•	Lawrence J. Hineline, our Senior Vice President of Finance, Chief Financial Officer, Treasurer and Assistant Secretary

•	Michael I. Halstead, our Executive Vice President, General Counsel and Secretary

•	Andrew Satlin, M.D., our Executive Vice President, Chief Medical Officer

•	Mark Neumann, our Executive Vice President, Chief Commercial Officer

We are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers. Our Board of Directors recommends a FOR vote because we believe our compensation program aligns the interests of our named executive officers with those of our stockholders in both the short- and long-term. Although stockholder votes on executive compensation are non-binding, the Board of Directors and the compensation committee consider the results when reviewing whether changes should be made to our compensation program and policies. As discussed in more detail in the Compensation Discussion and Analysis section of this proxy statement, recent changes to our compensation and governance practices include:

•	Reintroduction of performance-based equity awards into the annual equity grant mix for 2020;

•	Establishment of a revenue metric for our annual cash bonus program in 2020;

•	Enhanced disclosure with respect to the performance metrics evaluated by our compensation committee when determining annual cash bonuses; and

•	Introduction of a new compensation peer group in 2019 based on new parameters.

We believe that our executive compensation program aligns the interests of our named executive officers with those of our stockholders in both the short- and long-term by, among other things, rewarding our management team based on both individual performance as well as Company performance. As a biopharmaceutical company with one commercial product and multiple product candidates in clinical development, our performance achievements are primarily related to specific strategic goals, including advancing our development programs, research function, clinical activities, commercialization activities and certain corporate and financial goals, which we believe will create long-term value for stockholders.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

Our board of directors is soliciting your proxy to vote at the 2020 annual meeting of stockholders to be held at Apella™, 450 East 29th Street, 2nd Floor, New York, NY 10016 on Wednesday, May 27, 2020, at 10:00 a.m. local time and any adjournments or postponements of the meeting, which we refer to as the annual meeting. The proxy statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 because you owned shares of our common stock on the record date. We intend to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, if applicable, proxy materials to stockholders on or about April 14, 2020.

Is it Possible that the Annual Meeting Will Not Be Held in Person?

We currently intend to hold our annual meeting in person. However, we are actively monitoring developments with regard to the coronavirus (COVID-19). We are sensitive to the public health and travel concerns our stockholders may have, and will comply with any meeting protocols that federal, state, and local governments may impose. In the event that it is necessary to make alternative arrangements with respect to the date, location or format of our annual meeting, which may include holding the meeting solely by means of remote communication, we will announce those alternative arrangements as promptly as practicable, and details of the alternative arrangements will be issued by press release, posted on our website at www.intracellulartherapies.com and filed with the U.S. Securities and Exchange Commission as additional proxy materials. If you are planning to attend our meeting, please check the website in the days leading up to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

As permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received a Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Who Can Vote?

Only stockholders who owned our common stock at the close of business on April 6, 2020 are entitled to vote at the annual meeting. On this record date, there were 66,200,761 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted for or withheld for the nominee for director and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the board of directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, Computershare Trust Company, N.A., or you have stock certificates registered in your name, you may vote:

•	By Internet or by telephone. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote by Internet or telephone.

•

By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the board of directors’ recommendations as noted below.

•

In person at the meeting. If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting. Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on May 26, 2020.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The board of directors recommends that you vote as follows:

•	“FOR” the election of the nominee for director;

•	“FOR” an amendment and restatement of the Intra-Cellular Therapies, Inc. 2018 Equity Incentive Plan;

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020; and

•	“FOR” the compensation of our named executive officers, as disclosed in this proxy statement.

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	by re-voting by Internet or by telephone as instructed above;

•	by notifying our Corporate Secretary, Michael I. Halstead, in writing before the annual meeting that you have revoked your proxy; or

•

by attending the annual meeting in person and voting in person. Attending the annual meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card, is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares Be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 3) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

Your bank, broker or other nominee does not have the ability to vote your uninstructed shares in the election of directors. Therefore, if you hold your shares in street name, it is critical that you cast your vote if you want your vote to be counted for the election of directors (Proposal 1). In addition, your bank, broker or other nominee is prohibited from voting your uninstructed shares on any matters related to our equity incentive plan (Proposal 2) or executive compensation (Proposal 4). Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors or on matters related to our equity incentive plan or executive compensation, no votes will be cast on these proposals on your behalf.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominee for director who receives the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR the nominee or WITHHOLD your vote from the nominee. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Approve an Amendment and Restatement of the Intra-Cellular Therapies, Inc. 2018 Equity Incentive Plan	The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to approve an amendment and restatement of the Intra-Cellular Therapies, Inc. 2018 Equity Incentive Plan. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 3: Ratify Appointment of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to ratify the appointment of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to appoint our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020, the audit committee of our board of directors will reconsider its appointment.

Proposal 4: Approve an Advisory Vote on the Compensation of our Named Executive Officers	The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to approve, on an advisory basis, the compensation of our named executive officers, as described in this proxy statement. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the compensation committee and the board of directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Election, a representative of Computershare Trust Company, N.A., examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or that you otherwise provide.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the annual meeting, and we will publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. In addition, the Company has engaged Alliance Advisors, LLC, a firm specializing in proxy solicitation, to solicit proxies, and to assist in the distribution and collection of proxy materials, for an estimated fee of approximately $30,000. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The annual meeting will be held at 10:00 a.m. local time on Wednesday, May 27, 2020, at Apella™, 450 East 29th Street, 2nd Floor, New York, NY 10016. When you arrive at the meeting site, signs will direct you to the appropriate meeting rooms. You need not attend the annual meeting in order to vote.

Householding of Annual Disclosure Documents

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, Computershare Trust Company, N.A., by calling their toll free number, 1-877-373-6374.

If you do not wish to participate in “householding” and would like to receive your own Notice or, if applicable, set of our proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another stockholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, follow these instructions:

•

If your shares are registered in your own name, please contact our transfer agent, Computershare Trust Company, N.A., and inform them of your request by calling them at 1-877-373-6374 or writing them at P.O. BOX 505000, Louisville, KY 40233-5000.

•

If a broker or other nominee holds your shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

You can choose this option and save us the cost of producing and mailing these documents by:

•	following the instructions provided on your Notice or proxy card;

•	following the instructions provided when you vote over the Internet; or

•	going to www-us.computershare.com/investor and following the instructions provided.

Description of the Merger

On August 29, 2013, Intra-Cellular Therapies, Inc., or ITI, completed a reverse merger, referred to throughout this proxy statement as “the Merger,” with a public shell company named Oneida Resources Corp., or Oneida. As a result of the Merger and related transactions, ITI survived as a wholly-owned subsidiary of Oneida, Oneida changed its name to Intra-Cellular Therapies, Inc. and we began operating ITI and its business, and therefore ceased being a shell company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned as of March 25, 2020 by (i) each of our directors, director nominee and named executive officers, (ii) all of our current executive officers and directors as a group, and (iii) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders, subject to community property laws, where applicable. Percentage of ownership is based on 66,193,795 shares of common stock outstanding on March 25, 2020. Unless otherwise noted below, the address of each stockholder below is c/o Intra-Cellular Therapies, Inc., 430 East 29th Street, New York, New York 10016.

	Shares Beneficially Owned(1)
Name and Address	Number	Percent
Directors and Named Executive Officers
Sharon Mates, Ph.D.(2)	2,147,054	3.2%
Michael I. Halstead(3)	367,185	*
Lawrence J. Hineline(4)	339,768	*
Andrew Satlin, M.D.(5)	156,485	*
Mark Neumann(6)	68,679	*
Christopher Alafi, Ph.D.(7)	5,819,984	8.8%
Richard Lerner, M.D.(8)	252,768	*
Joel S. Marcus(9)	1,371,569	2.1%
Rory B. Riggs(10)	371,397	*
Robert L. Van Nostrand(11)	126,832	*
All directors and current executive officers as a group (10 persons)(12)	11,021,721	16.1%

Other 5% or More Stockholders
Alafi Capital Company, LLC(13)	4,673,270	7.1%
8 Admiral Drive, Suite 324 Emeryville, CA 94608
BlackRock, Inc.(14)	3,910,511	5.9%
55 East 52nd Street New York, NY 10055
Entities affiliated with Fidelity Investments(15)	6,324,655	9.6%
245 Summer Street Boston, MA 02210
The Vanguard Group, Inc.(16)	4,219,590	6.4%
100 Vanguard Blvd. Malvern, PA 19355
BB Biotech AG (17)	3,458,419	5.2%
Schwertstrasse 6 CH-8200 Schaffhausen, Switzerland

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)

Beneficial ownership is determined in accordance with SEC rules, and includes any shares as to which the stockholder has sole or shared voting power or investment power, and also any shares which the stockholder has the right to acquire within 60 days of March 25, 2020, whether through the vesting of restricted stock units or the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that he, she or it is a direct or indirect beneficial owner of those shares.

(2)	Includes 933,662 shares issuable upon the exercise of options to purchase common stock, which are exercisable within 60 days of March 25, 2020.
(3)	Includes 362,760 shares issuable upon the exercise of options to purchase common stock, which are exercisable within 60 days of March 25, 2020.
(4)	Includes 316,734 shares issuable upon the exercise of options to purchase common stock, which are exercisable within 60 days of March 25, 2020.
(5)	Includes 145,147 shares issuable upon the exercise of options to purchase common stock, which are exercisable within 60 days of March 25, 2020.
(6)	Includes 47,215 shares issuable upon the exercise of options to purchase common stock, which are exercisable within 60 days of March 25, 2020.
(7)

Consists of 4,673,270 shares of common stock held by Alafi Capital Company, LLC, or Alafi Capital, 503,753 shares of common stock held by a trust for the benefit of members of the Alafi family, 343,586 shares of common stock held by Dr. Alafi individually, 170,000 shares held in the Christopher D. Alafi Family Trust, and 129,375 shares issuable upon exercise of options to purchase common stock, which are exercisable within 60 days of March 25, 2020. Dr. Alafi is a managing partner of Alafi Capital and has shared voting and investment power with respect to the shares owned by Alafi Capital and full voting and investment power with respect to shares owned by the trusts. Does not include 903,776 shares held by two other trusts for the benefit of members of the Alafi family for which Dr. Alafi does not have voting or investment control.

(8)

Consists of 11,430 shares of common stock held by Dr. Lerner individually, 71,338 shares of common stock held by the Lerner Family Trust UAD 11/14/94, or the Lerner Family Trust, and 170,000 shares issuable upon the exercise of options to purchase common stock, which are exercisable within 60 days of March 25, 2020, held by the Lerner Family Trust. Dr. Lerner shares voting and investment control with respect to the shares held by the Lerner Family Trust.

(9)

Consists of 1,143,731 shares of common stock held by Alexandria Equities, LLC, 47,425 shares of common stock held by Alexandria Real Estate Equities, Inc., 98,742 shares of common stock held by the Joel S. Marcus and Barbara A. Marcus Family Trust, 21,671 shares of common stock held by Mr. Marcus individually and 60,000 shares issuable upon the exercise of options to purchase common stock, which are exercisable within 60 days of March 25, 2020. Mr. Marcus is the Executive Chairman and Founder of Alexandria Real Estate Equities, Inc., which is the managing member of Alexandria Equities, LLC, which has full voting and investment power with respect to the shares owned by Alexandria Equities, LLC. As the Executive Chairman of Alexandria Real Estate Equities, Inc., Mr. Marcus may be deemed to have voting and investment power with respect to the shares owned by Alexandria Real Estate Equities, Inc. and Alexandria Equities, LLC. Mr. Marcus disclaims beneficial ownership of the shares held by Alexandria Real Estate Equities, Inc. and Alexandria Equities, LLC, except to the extent of his underlying pecuniary interest therein.

(10)

Consists of 44,727 shares of common stock held by Mr. Riggs individually, 226,670 shares of common stock held by New Ventures I, LLC, and 100,000 shares issuable upon the exercise of options to purchase common stock, which are exercisable within 60 days of March 25, 2020. Mr. Riggs is Managing Member of New Ventures I, LLC and has voting and investment control with respect to the shares held by New Ventures I, LLC.

(11)

Consists of 6,832 shares of common stock held by Mr. Van Nostrand and 120,000 shares issuable upon the exercise of options to purchase common stock, which are exercisable within 60 days of March 25, 2020.

(12)	See footnotes 2 through 11.
(13)

Consists of 4,673,270 shares of common stock held by Alafi Capital. Christopher Alafi, Ph.D., one of our directors, is a managing director of Alafi Capital and has voting and investment power with respect to the shares owned by Alafi Capital.

(14)

Based on the Schedule 13G/A filed by BlackRock, Inc. and its affiliates with the SEC on February 5, 2020. Includes shares beneficially owned by BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock

Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG and BlackRock Investment Management, LLC. The filing noted that BlackRock, Inc. is a parent holding company or control person and claims sole dispositive power for 3,910,511 shares and sole voting power for 3,792,197 shares.
(15)

Based on the Schedule 13G/A filed by FMR LLC and its affiliates with the SEC on February 7, 2020. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(16)

Based on the Schedule 13G/A filed by The Vanguard Group, Inc. with the SEC on February 12, 2020. The filing noted that Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 62,656 shares of common stock as a result of its serving as investment manager of collective trust accounts and that Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 8,400 shares of common stock as a result of its serving as investment manager of Australian investment offerings.

(17)

Based on the Schedule 13G filed by BB Biotech AG and Biotech Target N.V. with the SEC on February 6, 2020. The filing noted that Biotech Target N.V., a wholly-owned subsidiary of BB Biotech AG, is the beneficial owner of 3,458,419 shares of common stock.

MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors

Our restated certificate of incorporation provides that our business is to be managed by or under the direction of our board of directors. Our board of directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our board of directors currently consists of six members, classified into three classes as follows: (1) Richard Lerner, M.D. constitutes a class with a term ending at the 2020 annual meeting; (2) Christopher Alafi, Ph.D. and Joel S. Marcus constitute a class with a term ending at the 2021 annual meeting; and (3) Sharon Mates, Ph.D., Rory B. Riggs and Robert L. Van Nostrand constitute a class with a term ending at the 2022 annual meeting.

On April 6, 2020, our board of directors accepted the recommendation of the nominating and governance committee and voted to nominate Richard Lerner, M.D. for election at the annual meeting for a term of three years to serve until the 2023 annual meeting of stockholders and until his successor has been elected and qualified.

Set forth below are the names of the person nominated as a director and directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years, as of March 25, 2020. Additionally, information about the specific experience, qualifications, attributes or skills that led to our board of directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Position(s) with the Company
Sharon Mates, Ph.D.	67	Chairman, President and Chief Executive Officer
Christopher Alafi, Ph.D.(2)(3)	56	Director
Richard Lerner, M.D.(1)(3)	81	Director
Joel S. Marcus(2)(3)	72	Director
Rory B. Riggs(1)(2)	67	Director
Robert L. Van Nostrand(1)(4)	62	Director

(1)	Member of our audit committee
(2)	Member of our compensation committee
(3)	Member of our nominating and governance committee
(4)	Lead independent director

Sharon Mates, Ph.D. has been Chairman, President and Chief Executive Officer of the Company since the Merger in August 2013 and has been the Chairman of the board of directors, President and Chief Executive Officer of ITI since June 2002. Dr. Mates co-founded ITI in May 2002. Prior to co-founding ITI, Dr. Mates was a co-founder of Functional Genetics, and served as its Chairman and Chief Executive Officer from December 2000 until August 2003. From 1989 to 1998, Dr. Mates was the President and a board member of North American Vaccine Inc. and its predecessor companies. Dr. Mates serves on the board of the Biotechnology Innovation Organization (BIO), emerging companies section. Dr. Mates has also served on the Advisory Council of the Center for Society and Health at the Harvard School of Public Health, the Board of Visitors of the Biotechnology Institute of the University of Maryland and the board of directors of Gilda’s Club of New York. Earlier in her career, Dr. Mates spent several years as a research analyst and investment banker, and as an advisor to the life sciences industry. Dr. Mates received her B.S. from the Ohio State University and her Ph.D. from the University of Washington, and completed her postdoctoral fellowships at The Massachusetts General Hospital and Harvard Medical School.

We believe that Dr. Mates possesses specific attributes that qualify her to serve as chairman of our board of directors, including the perspective and experience she brings as the co-founder, President and Chief Executive Officer of ITI, which brings historic knowledge, operational expertise and continuity to our board of directors, and her industry expertise, including over 25 years of experience leading both private and public companies.

Christopher Alafi, Ph.D. became a director of the Company following the Merger that occurred in August 2013 and has served on the board of directors of ITI since January 2013. Dr. Alafi has been a Managing Partner of Alafi Capital Company, LLC, a venture capital firm and a principal stockholder of the Company, since 1995. He was previously a Physiology and Anatomy teacher at Santa Monica College, a visiting scholar in the Department of Chemistry at Stanford University and a researcher at DNAX. Dr. Alafi previously served as a director of ISTO Technologies, Coley Pharmaceutical Group, Inc., CyberGold, Inc. and Stereotaxis, Inc. Dr. Alafi received a B.A. in Biology from Pomona College and a D.Phil. in Biochemistry from the University of Oxford.

We believe that Dr. Alafi possesses specific attributes that qualify him to serve as a member of our board of directors, including the perspective and experience he brings as a General Partner of Alafi Capital Company, LLC.

Richard Lerner, M.D. became a director of the Company following the Merger that occurred in August 2013 and has served on the board of directors of ITI since 2002. Dr. Lerner served as President of the Scripps Research Institute, a private, non-profit biomedical research organization from 1986 to January 2012, and since then has served and continues to serve as Institute Professor. Dr. Lerner received the Wolf Prize in Chemistry in 1994, the California Scientist of the Year Award in 1996, the Paul Ehrlich and Ludwig Darmstaedter Prize in 2003, and the Prince of Asturias Award in 2012 for his achievements in the development of catalytic antibodies and combinatorial antibody libraries. Dr. Lerner is a member of the National Academy of Sciences and the Royal Swedish Academy of Sciences. Dr. Lerner previously served as a director of Kraft Foods, Inc. and Teva Pharmaceutical Industries Ltd. and currently serves as a director of Opko Health, Inc., a publicly-traded biotechnology company and Zebra Biologics, Cognos Therapeutics and Interex, Inc. which are private companies. Dr. Lerner received his M.D. from Stanford Medical School.

We believe that Dr. Lerner possesses specific attributes that qualify him to serve as a member of our board of directors, including his service as a director of other public companies and his business acumen and judgment, which provide our board of directors with valuable scientific and operational expertise and leadership skills.

Joel S. Marcus, J.D., CPA became a director of the Company following the Merger that occurred in August 2013 and has served on the board of directors of ITI since April 2006. Mr. Marcus is the Executive Chairman and Founder of Alexandria Real Estate Equities, Inc. (NYSE:ARE), or Alexandria, an urban office REIT focused on world-class collaborative life science, technology and agtech campuses in AAA innovation cluster locations. Mr. Marcus co-founded Alexandria in 1994 with a business plan and $19 million in seed capital and has led its growth into an S&P 500 company. Alexandria has a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle Park. In 1996, Mr. Marcus also founded Alexandria Venture Investments, the company’s strategic venture capital arm. Prior to co-founding Alexandria, Mr. Marcus had an extensive legal career specializing in corporate finance and capital markets, venture capital, and mergers and acquisitions, with expertise in the biopharmaceutical industry. He was also a practicing certified public accountant and tax manager with Arthur Young & Co., where he focused on the financing and taxation of REITs. Mr. Marcus serves on the boards of Applied Therapeutics Inc., Boragen, Inc., Frequency Therapeutics and MeiraGTx Holdings plc. Mr. Marcus previously served as a director of Atara Biotherapeutics, Inc. and Yumanity Therapeutics. Mr. Marcus is a recipient of the Ernst & Young Entrepreneur of the Year Award (Los Angeles—Real Estate). He was awarded his undergraduate and Juris Doctor degrees at the University of California, Los Angeles.

We believe that Mr. Marcus possesses specific attributes that qualify him to serve as a member of our board of directors, including his many years of experience in the life sciences industry and his extensive experience serving as a director and an executive officer of other public companies.

Rory B. Riggs has served on our board of directors since January 2014. He is co-founder and chairman of Royalty Pharma, the largest acquiror of drug royalties, and Cibus Global Ltd, the leading company in gene editing in agriculture. In addition, he sits on the following other boards of directors: FibroGen, Inc., Nuredis, Inc., GeneNews, Ltd. and eReceivables, LLC (Chair). Since June 2006, Mr. Riggs also serves as Managing Member of New Ventures, a venture fund focused on biotechnology and healthcare. Since 2010, Mr. Riggs serves as founder and Chief Executive Officer of Locus Analytics, LLC, a data analytics company that organizes and analyzes financial and economic data using a new class of information system. Locus is the parent of Syntax Indices, which has contracted with major index providers to provide diversified variants of their major benchmarks, such as S&P 500, MSCI EAFE and the Wilshire 5000. Mr. Riggs served as the President of Biomatrix, Inc., a biomedical company, from 1996 until 2000. From 1991 to 1995, he was Chief Executive Officer of RF&P Corporation, an investment company owned by the Virginia Retirement System. He was also Managing Director of PaineWebber and Company, a stock brokerage and asset management firm, in the mergers and acquisitions field. Mr. Riggs holds a B.A. from Middlebury College and an M.B.A. from Columbia University.

We believe that Mr. Riggs possesses specific attributes that qualify him to serve as a member of our board of directors, including his financial expertise, extensive knowledge of the life sciences industry, and many years of experience as a developer (founder), executive officer and director of successful companies (both public and private) in the life sciences and healthcare industries.

Robert L. Van Nostrand has served on our board of directors since January 2014. Mr. Van Nostrand has been a self-employed advisor and investor since 2010, as well as a member of various public and private company boards of directors. Mr. Van Nostrand was Executive Vice President and Chief Financial Officer of Aureon Biosciences, Inc., a private pathology life science company, from January 2010 to July 2010. Prior to joining Aureon Biosciences, Mr. Van Nostrand served as Executive Vice President and Chief Financial Officer of AGI Dermatics, Inc., a private biotechnology company, from July 2007 to September 2008 when the company was acquired. From May 2005 to July 2007, Mr. Van Nostrand served as the Senior Vice President and Chief Compliance Officer of OSI Pharmaceuticals, Inc., then a publicly-traded biotechnology company, where he previously served as Vice President and Chief Financial Officer from December 1996 through May 2005 and as Vice President, Finance and Administration prior to that. He also served as OSI’s Treasurer from March 1992 to May 2005 and Secretary from March 1995 to January 2004. Mr. Van Nostrand joined OSI as Controller and Chief Accounting Officer in September 1986. Prior to joining OSI, Mr. Van Nostrand served in a managerial position with the accounting firm, Touche Ross & Co., currently Deloitte. Mr. Van Nostrand serves as chairman of the board of directors of Yield10 Bioscience, Inc., a publicly-traded agricultural bioscience company, as well as chairman of its audit committee and a member of its compensation committee. He also serves on the board of Sellas Life Sciences Group, Inc., a publicly-traded biotechnology company, where he serves as chairman of the compensation committee and a member of the audit committee. From December 2014 until May 2018, Mr. Van Nostrand served on the Board of Directors of Enumeral Biomedical Holdings, Inc., a publicly-traded biotechnology company, and from April 2007 to January 2020, Mr. Van Nostrand served on the Board of Directors of Achillion Pharmaceuticals, a publicly-traded biotechnology company. Mr. Van Nostrand is the former chairman of, and serves on, the board of the New York Biotechnology Association and serves on the Foundation Board of Farmingdale University. Previously, Mr. Van Nostrand served on the board of directors of Apex Bioventures, Inc., a special purpose acquisition company focused on life sciences. Mr. Van Nostrand holds a B.S. in Accounting from Long Island University, New York. He is a Certified Public Accountant.

We believe that Mr. Van Nostrand possesses specific attributes that qualify him to serve as a member of our board of directors, including his many years of experience in the life sciences industry, as well as his expertise in financial operations, transaction structuring and risk management.

There are no family relationships between or among any of our directors or nominee. The principal occupation and employment during the past five years of each of our directors and nominee was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors or nominee and any other person or persons pursuant to which he or she is to be selected as a director or nominee.

There are no legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

Director Independence

Our board of directors has reviewed the materiality of any relationship that each of our directors has with Intra-Cellular Therapies, Inc., either directly or indirectly. Based upon this review, our board has determined that all of our directors other than Dr. Mates, our chief executive officer, are “independent directors” as defined by The Nasdaq Stock Market. In making such determinations, the board of directors considered the relationships that each such non-employee director or director nominee has with our Company and all other facts and circumstances the board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In addition, our board of directors considered the association of certain of our directors with the holders of more than 5% of our common stock as well as the effect of each of the transactions described in “Certain Relationships and Related Person Transactions” below.

Committees of the Board of Directors and Meetings

Meeting Attendance. During the fiscal year ended December 31, 2019, there were two meetings of our board of directors, four meetings of the audit committee, two meetings of the compensation committee and one meeting of the nominating and governance committee. No director attended fewer than 75% of the total number of meetings of the board of directors and of committees of the board on which he or she served during fiscal 2019. The board of directors has adopted a policy under which each member of our board of directors is strongly encouraged but not required to attend each annual meeting of our stockholders. Four of our directors attended the annual meeting of our stockholders held in 2019.

Our board of directors has established an audit committee, a compensation committee and a nominating and governance committee. Each committee operates under a charter approved by our board of directors. Copies of each committee’s charter are posted on the Investors section of our website, which is located at www.intracellulartherapies.com, under the caption “Corporate Governance.” The composition and function of each of these committees are described below.

Audit Committee. This committee currently has three members, Mr. Van Nostrand (Chairman), Dr. Lerner and Mr. Riggs. Our audit committee’s role and responsibilities are set forth in the audit committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the audit committee reviews the annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the audit committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and by The Nasdaq Stock Market, as such standards apply specifically to members of audit committees. The board of directors has determined that Mr. Van Nostrand and Mr. Riggs are “audit committee financial experts,” as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K. Please also see the report of the audit committee set forth elsewhere in this proxy statement.

Compensation Committee. This committee currently has three members, Mr. Marcus (Chairman), Dr. Alafi and Mr. Riggs. Our compensation committee’s role and responsibilities are set forth in the compensation committee’s written charter and include reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the board of directors are carried out and that such policies, practices and procedures contribute to our success. Our compensation committee also administers our 2018 Equity Incentive Plan, or 2018 Plan. The compensation committee is responsible for the determination of the compensation of our chief executive officer. All members of the compensation committee qualify as independent under the definition promulgated by The Nasdaq Stock Market.

Our compensation committee makes all compensation decisions regarding our executive officers and directors, after which it makes a recommendation to our full board of directors. Our board of directors then approves the compensation for our executive officers and directors.

Nominating and Governance Committee. Our nominating and governance committee has three members, Dr. Alafi (Chairman), Dr. Lerner and Mr. Marcus. The nominating and governance committee’s role and responsibilities are set forth in the nominating and governance committee’s written charter and include evaluating and making recommendations to the full board of directors as to the size and composition of the board of directors and its committees, evaluating and making recommendations as to potential candidates, and evaluating current board members’ performance. All members of the nominating and governance committee qualify as independent under the definition promulgated by The Nasdaq Stock Market.

If a stockholder wishes to nominate a candidate for director who is not to be included in our proxy statement, it must follow the procedures described in our restated bylaws and in “Stockholder Proposals and Nominations for Director” at the end of this proxy statement.

In addition, under our current corporate governance policies, the nominating and governance committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. Once identified, the nominating and governance committee will evaluate a candidate’s qualifications in accordance with our nominating and governance committee policy regarding qualifications of directors appended to our nominating and governance committee’s written charter. For all potential candidates, the nominating and governance committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the biotechnology industry, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the board of directors, and concern for the long-term interests of the stockholders. Our nominating and governance committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the nominating and governance committee considers issues of diversity among its members in identifying and considering nominees for director, and will strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on the board of directors and its committees.

If a stockholder wishes to propose a candidate for consideration as a nominee for election to our board of directors, it must follow the procedures described in our restated bylaws and in “Stockholder Proposals and Nominations For Director” at the end of this proxy statement. In general, persons recommended by stockholders will be considered in accordance with our Policy on Stockholder Recommendation of Candidates for Election as Directors appended to our nominating and governance committee’s written charter. Any such recommendation should be made in writing to the Nominating and Governance Committee, care of our Corporate Secretary at our principal office, and should be accompanied by the following information concerning each recommending stockholder and the beneficial owner, if any, on whose behalf the nomination is made:

•	the name and address of such stockholder and such beneficial owner;

•	certain share ownership and similar information about such stockholder and such beneficial owner;

•	all information relating to such person that would be required to be disclosed in a proxy statement;

•	a description of certain arrangements and understandings between the proposing stockholder and beneficial owner and any other person in connection with such stockholder nomination; and

•	a statement whether or not either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of voting shares sufficient to carry the proposal.

The recommendation must also be accompanied by the following information concerning the proposed nominee:

•	certain biographical information concerning the proposed nominee;

•	all information concerning the proposed nominee required to be disclosed in solicitations of proxies for election of directors;

•	certain information about any other security holder of the Company who supports the proposed nominee;

•	a description of all relationships between the proposed nominee and the recommending stockholder or any beneficial owner, including any agreements or understandings regarding the nomination; and

•	additional disclosures relating to stockholder nominees for directors, including completed questionnaires and disclosures required by our restated bylaws.

Compensation Committee Interlocks and Insider Participation

Our compensation committee has three members, Mr. Marcus (Chairman), Dr. Alafi and Mr. Riggs. In 2019, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of our board of directors or compensation committee. There are no family relationships between or among the members of our board of directors or executive officers. Mr. Marcus is founder, Executive Chairman and a director of Alexandria Real Estate Equities, Inc., which is the parent company to the landlord under the lease for our headquarters. See “Certain Relationships and Related Person Transactions—Lease Agreement.”

Board Leadership Structure and Role in Risk Oversight

Our board of directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the board of directors, as our board of directors believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the board of directors. Our board of directors has determined that having an employee director serve as Chairman is in the best interest of our stockholders at this time because of the efficiencies achieved in having the role of Chief Executive Officer and Chairman combined, and because the detailed knowledge of our day-to-day operations and business that the Chief Executive Officer possesses greatly enhances the decision-making processes of our board of directors as a whole. We have a strong governance structure in place, including independent directors, to ensure the powers and duties of the dual role are handled responsibly. Mr. Van Nostrand serves as our lead independent director.

The Chairman of the board of directors, our lead independent director and the other members of the board of directors work in concert to provide oversight of our management and affairs. Our board of directors encourages communication among its members and between management and the board of directors to facilitate productive working relationships. Working with the other members of the board of directors, Dr. Mates also strives to ensure that there is an appropriate balance and focus among key board responsibilities such as strategic development, review of operations and risk oversight.

Stockholder Communications to the Board

Generally, stockholders who have questions or concerns should contact our Investor Relations department at 646-440-9333. However, any stockholder who wishes to address questions regarding our business directly with the board of directors, or any individual director, should direct his or her questions in writing to the Chairman of the board of directors at Intra-Cellular Therapies, Inc., Attention: Chairman of the Board, 430 East 29th Street, New York, New York 10016. Communications will be distributed to the board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the board of directors may be excluded, such as: junk mail and mass mailings, resumes and other forms of job inquiries, surveys and solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

Executive Officers

The following table sets forth certain information, as of March 25, 2020, regarding our executive officers who are not also directors. We have employment agreements with all of our executive officers, and all of our executive officers are at-will employees.

Name	Age	Position(s) with the Company
Lawrence J. Hineline	63	Senior Vice President of Finance, Chief Financial Officer, Treasurer and Assistant Secretary
Andrew Satlin, M.D.	65	Executive Vice President, Chief Medical Officer
Mark Neumann	57	Executive Vice President, Chief Commercial Officer
Michael I. Halstead	47	Executive Vice President, General Counsel and Secretary

Lawrence J. Hineline, CPA has served as Senior Vice President of Finance of the Company since January 2019 and Chief Financial Officer and Treasurer of the Company since the Merger in August 2013. He also served as Vice President of Finance of the Company from the Merger in August 2013 to December 2018. He has served as Vice President of Finance, Chief Financial Officer and Secretary of ITI since June 2002. Mr. Hineline also served as the Secretary of the Company from August 2013 until September 2014. From December 2000 to November 2003, Mr. Hineline was the Vice President of Finance and Chief Financial Officer of Functional Genetics, Inc. Prior to that, Mr. Hineline served as the Vice President of Finance of North American Vaccine, Inc. and its predecessor companies from 1993 to 2000, and he served as Corporate Controller from 1989 to 1993. During this time, Mr. Hineline oversaw the growth of the accounting function and its systems for the company that emerged as a start-up and was later acquired by Baxter Health Care. Mr. Hineline is a licensed CPA in the State of Maryland and received his Bachelor’s Degree from the University of Maryland Baltimore County.

Andrew Satlin, M.D. has served as Executive Vice President, Chief Medical Officer of the Company since November 2017. From July 2008 to November 2017, Dr. Satlin served in a number of leadership positions at Eisai, Inc., most recently serving as Executive Vice President, Global Head of Medicine Creation Strategy, Neurology Business Group. Before joining Eisai, from 1997 to 2008, he served at Novartis in positions of increasing responsibility, including leadership of the Neurosciences regulatory group. Prior to joining Novartis, Dr. Satlin was an Assistant Professor of Psychiatry at Harvard Medical School. Dr. Satlin was also the Director of Geriatric Psychiatry and established a dementia clinic at McLean Hospital in Massachusetts. Dr. Satlin received his medical degree from Harvard Medical School and completed his residency in psychiatry and fellowship in geriatric psychiatry at McLean Hospital. Dr. Satlin received his Bachelor’s Degree from Yale University.

Mark Neumann has served as Executive Vice President, Chief Commercial Officer of the Company since October 2018. From June 2014 to October 2018, Mr. Neumann served in leadership positions at Amgen, most recently serving as Vice President, Global Marketing. Before Amgen, from February 2014 to June 2014 Mr. Neumann served in a leadership position at AstraZeneca. Before joining AstraZeneca, from June 1988 to February 2014, he served at Bristol Myers Squibb Company in positions of increasing responsibility, including commercial leadership roles. Mr. Neumann is a licensed CPA (inactive) and received his bachelor’s degree from Lafayette College.

Michael I. Halstead has served as Executive Vice President of the Company since January 2019, General Counsel of the Company since July 2014 and Secretary of the Company since September 2014. He also served as Senior Vice President of the Company from July 2014 to December 2018. From July 2005 until December 2013, Mr. Halstead served in a number of leadership positions at Warner Chilcott plc. Most recently he was Senior Vice President, Corporate Development at Warner Chilcott where he directed the company’s corporate development, legal and human resources functions. Prior to that, Mr. Halstead was an attorney at the firm of Davis Polk & Wardwell. Mr. Halstead received his bachelor’s degree from Boston University and his Juris Doctor degree from Villanova University School of Law.

Medical Advisory Board

We have a Medical Advisory Board which is chaired by Carol A. Tamminga, M.D. Dr. Tamminga is the Chair of the Psychiatry Department at the University of Texas Southwestern School of Medicine. She holds the McKenzie Foundation Chair in Psychiatry, the Communities Foundation of Texas, Inc. Chair in Brain Science and is the Chief of Translational Neuroscience Research in Schizophrenia.

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the Summary Compensation Table below, or our “named executive officers,” and all material factors relevant to an analysis of these policies and decisions. Our named executive officers are:

•	Sharon Mates, Ph.D., our Chairman, President and Chief Executive Officer

•	Lawrence J. Hineline, our Senior Vice President of Finance, Chief Financial Officer, Treasurer and Assistant Secretary

•	Michael I. Halstead, our Executive Vice President, General Counsel and Secretary

•	Andrew Satlin, M.D., our Executive Vice President, Chief Medical Officer

•	Mark Neumann, our Executive Vice President, Chief Commercial Officer

Executive Summary and Corporate Background

Business Strategy

We are a biopharmaceutical company focused on the discovery, clinical development and commercialization of innovative, small molecule drugs that address underserved medical needs primarily in neuropsychiatric and neurological disorders by targeting intracellular signaling mechanisms within the central nervous system, or CNS. In December 2019, we announced that CAPLYTA (lumateperone) has been approved by the FDA for the treatment of schizophrenia in adults (42mg/day). We initiated the commercial launch of CAPLYTA late in the first quarter of 2020. Lumateperone is also in Phase 3 clinical development as a novel treatment for bipolar depression

We are also pursuing clinical development of lumateperone for the treatment of additional CNS diseases and disorders. We believe lumateperone may have utility for treating agitation, aggression and sleep disturbances in diseases that include dementia, Huntington’s disease and autism spectrum disorders. At a dose of 42 mg, lumateperone has been shown effective in treating the symptoms associated with schizophrenia, and we believe this higher dose range may merit further investigation for the treatment of depressive disorders and other neuropsychiatric diseases.

Within the lumateperone portfolio, we are also developing a long-acting injectable formulation to provide more treatment options to patients suffering from mental illness. Given the encouraging tolerability data to date with oral lumateperone, we believe that a long-acting injectable option, in particular, may lend itself to being an important formulation choice for patients.

We have a second major program called ITI-002 that has yielded a portfolio of compounds that selectively inhibit the enzyme phosphodiesterase type 1, or PDE1. PDE1 enzymes are highly active in multiple disease states and our PDE1 inhibitors are designed to reestablish normal function in these disease states. The lead molecule in our PDE1 portfolio, ITI-214, is in development for the treatment of symptoms associated with Parkinson’s disease and for the treatment of heart failure.

We also have a development program for ITI-333, our novel, oral modulator of mu opioid and serotonin receptors, for the treatment of opioid and other substance use disorders, pain, and mood disorders. The pharmacological profile has the potential to translate into clinical utility as a therapeutic to ease opioid withdrawal symptoms and drug craving associated with opioid use disorder as well for analgesia with minimal addictive potential.

2019 Clinical Development and Business Achievements

In 2019, we made important progress in advancing our mission to develop innovative treatments to improve the lives of individuals suffering from neuropsychiatric and neurologic disorders. In particular, in December 2019, the FDA approved CAPLYTA for the treatment of schizophrenia in adults, representing a major milestone in the development of our lead product candidate. We initiated the commercial launch of CAPLYTA late in the first quarter of 2020. In support of our commercialization efforts, we have deployed a national sales force consisting of approximately 240 sales representatives. In addition, we continued to advance our clinical and preclinical development programs, including: lumateperone for bipolar depression and agitation associated with dementia and Alzheimer’s disease; ITI-214 for Parkinson’s disease, heart failure, immune system regulation, neurodegenerative diseases, and other non-CNS disorders; and ITI-333 for substance use disorders, pain and psychiatric comorbidities including depression and anxiety. We are encouraged by our prospects and we continue to strengthen our leadership team. Our accomplishments in 2019 included the following:

•	In March 2019, we continued to strengthen our commercial leadership team and announced the appointment of John A. Bardi as Senior Vice President for Market Access, Policy and Government Affairs.

•

In April 2019, we presented analyses from an open-label safety switching study (Study 303) assessing the effects of long-term administration of lumateperone, in patients with stable symptoms of schizophrenia. We also presented results on the improvements in symptoms of depression in patients with moderate to severe co-morbid depression and announced the favorable long-term safety profile of lumateperone.

•

In May 2019, we presented on the lumateperone clinical program in schizophrenia with posters showing lumateperone’s clinical results including its favorable safety and tolerability profile documented in the program.

•

In July 2019, we announced topline results from our first monotherapy study, Study 401, conducted in the U.S., and our second monotherapy study, Study 404, conducted globally, evaluating lumateperone as monotherapy in the treatment of major depressive episodes associated with Bipolar I or Bipolar II disorder.

•	In July 2019, we expanded our executive team and appointed Karen Patruno Sheehy, Esq. as Senior Vice President, Chief Compliance Officer.

•

In August 2019, we reached agreement with the FDA on submission of additional non-clinical information for NDA review of lumateperone for the treatment of schizophrenia and announced an extension of the lumateperone Prescription Drug User Fee Act (PDUFA) goal date to December 27, 2019.

•	In September 2019, we completed submission of non-clinical information previously agreed with the FDA in connection with our NDA submission for lumateperone for the treatment of schizophrenia.

•

In September 2019, we announced the successful completion of the second dose cohort (single dose of 30 mg administered orally) in Study ITI-214-104 (Study 104), a proof-of-mechanism, translational medicine study of ITI-214, a novel phosphodiesterase-1 (PDE1) inhibitor, in patients with chronic heart failure.

•	In December 2019, the FDA approved CAPLYTA (lumateperone) for the treatment of schizophrenia in adults (42mg/day).

•

Within the lumateperone portfolio, we completed the preclinical development of a long-acting injectable formulation, advancing the Company’s mission to provide more treatment options to patients suffering from mental illness.

•	We assembled a management team with significant industry experience to lead the discovery, development and potential commercialization of our product candidates.

•	We complemented our management team with a group of scientific and clinical advisors that includes recognized experts in the fields of schizophrenia and other CNS disorders.

•

We continued to expand our infrastructure, systems and workforce in connection with the progress of our development programs and in preparation for the commercialization of our products, including the expansion of our leadership team and senior clinical and regulatory positions.

Key Features of Our Executive Compensation Program

What We Do	What We Don’t Do

✓ Design executive compensation to align pay with performance

✓ Emphasize at-risk compensation

✓ Reevaluate and adjust our program annually based on stockholder feedback and market developments

✓ Discourage inappropriate risk-taking

✓ Hire an independent compensation consultant who reports directly to the compensation committee

✓ Have 100% independent directors on the compensation committee

X No excessive change in control or severance payments

X No repricing of underwater stock options without stockholder approval

X No guaranteed bonuses or base salary increases

X No hedging or pledging Company stock

2019 Pay-for-Performance Overview

As a biopharmaceutical company with one commercial product and multiple product candidates in clinical development, our performance achievements are primarily related to specific strategic goals, including advancing our development programs, research function, clinical activities, commercialization activities and certain corporate and financial goals, which we believe will create long-term value for stockholders.

Our compensation committee considers the Company’s performance when determining the size of annual equity incentive awards and the annual cash bonus payouts for named executive officers and no amounts are guaranteed. Specifically, when making compensation decisions for 2019, our compensation committee took into account that, notwithstanding our meaningful accomplishments in 2018, our stock price declined in 2018 and in order to reinforce our commitment to align executive pay with the Company’s performance and the interests of our stockholders for near- and long-term performance, our compensation committee determined that it would not increase the percentage of each named executive officer’s target bonus opportunity payable for 2019 performance, other than in the case of Mr. Halstead in recognition of his promotion from the senior vice president level to the executive vice president level effective January 1, 2019. In addition, our compensation committee determined that it would only modestly increase the aggregate grant date value of each named executive officer’s 2019 annual equity grant by an average of approximately 2.2%.

A significant portion of target compensation for our CEO and other named executive offices is structured in the form of “at-risk” compensation, consisting of annual performance bonus and equity incentive awards, with the performance bonus payouts dependent upon our Company’s performance. This aligns our executives’ interests with those of our stockholders for near- and long-term performance. Target total compensation for 2019, as shown below, reflects annual base salary paid, annual target performance bonus and the grant date fair value of equity awards granted during the year as reported in the Summary Compensation Table.

Compensation Principles and Objectives

Our overall compensation program is structured to attract, motivate and retain highly qualified executive officers by paying them competitively, consistent with our success and their contribution to that success. Our ability to excel depends on the skill, creativity, integrity and teamwork of our employees. Given the long product development cycles in our business, we believe that compensation should be structured to ensure that a portion of compensation opportunity will be related to factors that directly and indirectly influence long-term stockholder value. Our compensation philosophy has been driven by a number of factors that are closely linked with our broader strategic objectives.

Our compensation committee believes that compensation paid to our named executive officers should be aligned with our performance on both a short-term and long-term basis, linked to results intended to create value for stockholders, and that such compensation should assist us in attracting and retaining key executives critical to our long-term success.

The compensation committee is guided by the following objectives and principles when establishing compensation for executive officers:

•	align executive compensation with our business objectives and corporate performance;

•	attract and retain executive officers who contribute to our Company’s long-term success;

•	reward and motivate executive officers who contribute to our operating and financial performance; and

•	link executive officer compensation and stockholder interests through the grant of long-term equity incentives.

Determining and Setting Executive Compensation

Role of Our Compensation Committee and Executive Officers

Our compensation committee is responsible for overseeing the total compensation of our executive officers. In this capacity, our compensation committee designs, implements, reviews and recommends to our board of directors the approval of all compensation for our Chief Executive Officer and our other named executive officers.

To aid the compensation committee in making its determination, our Chief Executive Officer provides recommendations annually to the compensation committee regarding the compensation of all other executive officers (other than herself) based on the overall corporate achievements during the period being assessed and her knowledge of the individual contributions to our success by each of the named executive officers. The overall performance of our named executive officers as a team is reviewed annually by the compensation committee.

Role of the Independent Compensation Consultant

To assist with the analysis of executive compensation for fiscal year 2019, the compensation committee engaged Semler Brossy Consulting Group, or Semler Brossy, an independent compensation consultant. Semler Brossy reports directly to the compensation committee, and the compensation committee has the sole authority to hire, fire and direct the work of Semler Brossy. For fiscal year 2019, Semler Brossy advised the compensation committee on a variety of compensation-related issues, including:

•	identifying an updated market framework (including a peer group of companies) for formal compensation benchmarking purposes;

•	gathering data on our executive officer cash and equity compensation relative to competitive market practices;

•	gathering data on peer group short- and long-term incentive practices;

•	gathering data on peer group equity use and dilution; and

•	developing a market-based framework for potential changes to our compensation program for the compensation committee’s review and input.

After review and consultation with Semler Brossy, our compensation committee determined that Semler Brossy is independent, and that there is no conflict of interest resulting from retaining Semler Brossy currently or during fiscal year 2019. In reaching these conclusions, our compensation committee considered the factors set forth in the SEC rules and the Nasdaq listing standards. Other than services provided to our compensation committee, Semler Brossy did not perform any other work for us.

Defining and Comparing Compensation to Market Benchmarks

Because we aim to attract and retain the most highly qualified executive officers in an extremely competitive market, our compensation committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable public companies with which we compete for top talent. To this end, the compensation committee reviews market data for each named executive officer’s position, compiled by Semler Brossy as described below, including information relating to the mix and levels of compensation for executive officers in the life sciences industry, with a focus on target total compensation in line with the compensation committee’s holistic approach to executive compensation.

Each year, our compensation committee, using information provided by its independent compensation consultant, establishes a peer group of publicly traded, national and regional companies in the biopharmaceutical industries that is generally selected based on a balance of the following criteria:

•	companies whose number of employees, stage of development and relative complexity of clinical trials are similar to ours;

•	biopharmaceutical companies that are pre-revenue;

•	companies with market values of approximately .25 times to four times our market capitalization at the time;

•	companies against which we believe we compete for executive talent; and

•	public companies based in the United States whose compensation and financial data are available in proxy statements or through widely available compensation surveys.

Determination of 2019 Peer Group

In November 2018, our compensation committee conducted its annual review of our peer group with the assistance of Frederic W. Cook & Co., Inc., or FW Cook, its independent compensation consultant at that time. Guided by the criteria described above, FW Cook evaluated the existing peer group and recommended removing three peer companies that had a market value or revenue at levels such that they no longer met the criteria detailed above.

FW Cook made recommendations regarding two potential replacement peer companies to the compensation committee that met the selection criteria detailed above and consistent with those recommendations, our compensation committee determined that our group for 2019 would include the following companies: ACADIA Pharmaceuticals Inc., Acceleron Pharma, Inc., Achillion Pharmaceuticals, Inc., Adamas Pharmaceuticals, Inc., Aerie Pharmaceuticals, Inc., Alder Biopharmaceuticals, Inc., Atara Biotherapeutics, Inc., Dermira, Inc., FibroGen, Inc., Insmed Incorporated, MacroGenics, Inc., Portola Pharmaceuticals, Inc., Puma Biotechnology, Inc., Spark Therapeutics, Inc., Vanda Pharmaceuticals, Inc. and Ziopharm Oncology, Inc. (the “2019 Peer Group”).

Use of Market Data

Our compensation committee reviews target total compensation, comprising both target total cash compensation and equity compensation, against the market data described above primarily to ensure that our executive compensation program, as a whole, is positioned competitively to attract and retain the highest caliber of executive officers and that the total compensation opportunity for the executive officer group is aligned with our corporate objectives and strategic needs. Our compensation committee does not have a specific target compensation level for the named executive officers and does not otherwise use a formulaic approach to setting pay at a particular positioning within the market data; rather, the compensation committee reviews a range of market data reference points (generally at the 25th, 50th and 75th percentiles of the market data) as one factor before making compensation determinations.

Our compensation committee believes that over-reliance on benchmarking can result in compensation that is unrelated to the value delivered by our executive officers because compensation benchmarking does not take into account company to company variations among actual roles with similar titles or the specific performance of the executive officers. Additionally, notwithstanding the similarities of the peer companies to our Company, due to the nature of our business, we compete for executive talent with many public companies that are larger and more established than we are or that possess greater resources than we do, and with smaller private companies that may be able to offer greater equity compensation potential, as well as with prestigious academic and non-profit institutions.

Key Factors Used in Determining Executive Compensation

Our compensation committee generally considers criteria, with input from our Chief Executive Officer, including market factors, the experience level of the executive and the executive’s performance against established corporate goals, the compensation committee members’ collective understanding of compensation practices in the biopharmaceutical industry and such members’ experiences as seasoned executives, consultants, board and compensation committee members, or investors in similar biotechnology and specialty pharmaceutical industry companies, in determining executive compensation.

As the biopharmaceutical industry is characterized by a very long product development cycle, including a lengthy research and development period and a rigorous approval phase involving human testing and governmental regulatory approval, many of the traditional benchmarking metrics, such as product sales, revenues and profits are inappropriate for a development-stage biopharmaceutical company, which our Company was until the FDA approved CAPLYTA in December 2019. Instead, the specific performance factors our compensation committee generally considered when determining the compensation of our named executive officers before 2020 included:

•	initiation and progress of preclinical development and clinical trials for our product candidates;

•	achievement of regulatory milestones;

•	establishment and maintenance of key strategic relationships and new business initiatives including financings; and

•	development of organizational capabilities and managing our growth.

These performance factors were considered by our compensation committee in connection with our annual performance reviews described below and remain a critical component in the determination of annual cash bonus and equity incentive awards for our executives. As described further under “—2020 Changes to Our Executive Compensation Program” below, the compensation committee will begin using revenues generated from the sale of CAPLYTA as a key performance metric in determining our executive officers’ annual compensation in 2020.

2019 Advisory Vote on Executive Compensation

At our 2019 annual meeting of stockholders, our stockholders approved, on an advisory basis, the compensation of the named executive officers, as disclosed in the proxy statement for that meeting, pursuant to the compensation disclosure rules of the SEC. After receiving approximately 99% of the total votes cast in favor of each of our 2017 and 2018 say-on-pay proposals, the compensation committee was disappointed when we received approximately 75% of the total votes cast in favor of our 2019 say-on-pay proposal. The compensation committee recognized the vote reflected a marked decrease in stockholder satisfaction with our executive compensation program. Following extensive engagement with our stockholders after our 2019 annual meeting of stockholders, the compensation committee agreed to implement meaningful changes to our executive compensation program for 2020 to address their concerns. Most notably, the compensation committee responded to stockholder concerns about our annual equity grants being entirely time-based by reintroducing performance-based restricted stock units, or PRSUs, into the mix of our annual equity grants in 2020, with such PRSUs being earned based on (i) the total stockholder return, or TSR, of Company stock relative to the TSR of other companies in the Nasdaq Biotechnology Index over a three-year period and (ii) the achievement of at least one pre-set milestone. For a detailed description of each of the changes made to our executive compensation program for 2020, see “—2020 Changes to Our Executive Compensation Program” below. Ultimately, our compensation committee and our board of directors will continue to consider the outcome of our say-on-pay votes and our stockholders’ views when making future compensation decisions for the named executive officers.

As our Company continues to grow, we will continue to consider feedback from our stockholders. The recent changes we have made to our compensation and governance practices include:

•	Reintroduction of performance-based equity awards into the annual equity grant mix for 2020;

•	Establishment of a revenue metric for our annual cash bonus program in 2020;

•	Enhanced disclosure with respect to the performance metrics evaluated by our compensation committee when determining annual cash bonuses; and

•	Introduction of a new compensation peer group in 2019 based on new parameters.

Elements of Executive Compensation

The primary components of our executive compensation program are base salary, annual cash bonus awards and stock-based awards. We believe that these components, along with our other benefits and our commitment to career development, foster a productive, team-oriented work environment that offers our employees the flexibility and opportunity to thrive in a collaborative atmosphere and to receive meaningful rewards and recognition for their contributions to our growth and success. We view these components of compensation as related but distinct. That is, we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. We determine the appropriate level for each compensation component based in part, but not exclusively, on individual performance, Company performance, competitive compensation information in light of our recruiting and retention goals, and our view of internal equity and consistency. We believe that, as is common in the biopharmaceutical industry, stock-based awards, salary, and cash bonuses are all necessary to attract and retain employees. To date, we have not adopted any formal policies or guidelines for allocating compensation between long-term and short-term compensation, or between cash and non-cash compensation.

Base Salaries

Dr. Mates and Mr. Hineline have been executive officers since ITI was launched in 2002. Their compensation was initially established to reflect their positions when they joined ITI, and has evolved as we have grown. Mr. Halstead, Dr. Satlin and Mr. Neumann joined us as executive officers after we became a publicly-traded company, and their initial compensation was the result of arms-length negotiations.

Base salaries of our named executive officers (other than our Chief Executive Officer) are recommended and reviewed periodically by our Chief Executive Officer, and the base salary for each named executive officer is recommended by our compensation committee and approved by our board of directors. Adjustments to base salaries are based on the scope of an executive’s responsibilities, individual contribution, experience and sustained performance. Decisions regarding salary increases may take into account the named executive officer’s current salary, equity ownership and the amounts paid to individuals in comparable positions at our peer companies. No formulaic or guaranteed base salary increases are provided to our named executive officers. This strategy is consistent with our intent of offering compensation that is cost-effective, competitive and contingent on the achievement of performance objectives.

In December 2018, at the recommendation of the compensation committee, our board of directors approved the following base salary increases: Drs. Mates and Satlin each received a base salary increase of approximately 3% based on a cost-of-living adjustment; Messrs. Hineline and Halstead each received a base salary increase of approximately 6% in connection with Mr. Hineline’s promotion to the senior vice president level and Mr. Halstead’s promotion to the executive vice president level; and Mr. Neumann received a base salary increase of approximately 1% based on a cost-of-living adjustment reflecting pro-ration based on the commencement of his employment with the Company in October 2018. The following table shows each named executive officer’s 2019 annual base salary:

Name	2018 Annual Base Salary ($)	2019 Annual Base Salary ($)	Percent Increase
Sharon Mates, Ph.D.	722,800	744,500	3.0%
Lawrence J. Hineline	424,400	449,900	6.0%
Michael I. Halstead	469,000	497,100	6.0%
Andrew Satlin, M.D.	500,000	515,000	3.0%
Mark Neumann	500,000	503,800	1.0%

Annual Cash Bonus Program and 2019 Target Amounts

Cash bonuses are intended to provide incentives to drive Company-wide performance. Each of our named executive officers is eligible to receive an annual cash bonus, but no such bonus is guaranteed. The determination of the amount of annual cash bonuses paid to our named executive officers generally reflects a number of considerations by the compensation committee acting in its judgment, including, among other things, the performance of the Company and its evaluation of the individual contribution and performance of each named executive officer. In exercising its judgment, the compensation committee performs a holistic review, taking into account competitive market dynamics as well as the macro-economic environment.

Holistic Approach to Compensation Supports Strategic Objectives. Our compensation committee generally believes that a formulaic or purely quantitative approach to executive compensation is not the best way to foster long-term success for us as a biopharmaceutical company. Our compensation committee believes that our performance is measured generally by our ability to advance product candidates into and through the clinic toward the market and to secure capital to fund our programs and to operate our business efficiently, and our overall success requires interdisciplinary contribution across our executive management team. Our compensation committee utilizes specific strategic goals, including advancing our development programs, research function, clinical activities, commercialization activities and certain corporate and financial goals, to determine compensation only when it determines that such metrics neither encourage excessive risk-taking nor discourage innovative development activities and when such metrics fall primarily within the control of our executive management. Otherwise, the compensation committee takes a holistic approach, using its judgment and advice from its independent compensation consultant, focusing primarily on our overall Company performance, each named executive officer’s performance and qualitative factors, such as competitive market dynamics, the business environment in which the results were achieved and any unplanned positive or negative events.

Annual Cash Bonus Targets for 2019. The target levels for annual cash bonuses for our executive officers are set by the compensation committee as a percentage of each executive officer’s base salary. The percentages that were approved by our compensation committee were derived from peer group data that the compensation committee then interpreted to match the level of qualification and experience of the executive at the Company as well as based on internal comparisons. For 2019, the compensation committee determined that each named executive officer’s target percentage for 2019 would remain the same as 2018, other than Mr. Halstead whose target percentage increased for 2019 in recognition of his promotion from the senior vice president level to the executive vice president level effective January 1, 2019, as set forth in the following table.

Name	2019 Bonus Target
Sharon Mates, Ph.D.	60%
Lawrence J. Hineline	40%
Michael I. Halstead	50%
Andrew Satlin, M.D.	50%
Mark Neumann	50%

2019 Bonus Decisions

In determining the amount of 2019 cash bonus payments, our compensation committee considered our Company’s milestone achievement of receiving FDA approval of CAPLYTA in December 2019, as well as the important progress made in the development of our other product candidates, including ITI-214 and ITI-333, and the expansion of our commercial and other infrastructure, including the following accomplishments:

•	FDA approval of CAPLYTA for the treatment of schizophrenia in adults.

•	Positive results in our Phase 3 clinical trial (Study 404) evaluating lumateperone as monotherapy in the treatment of major depressive episodes associated with Bipolar I or Bipolar II disorder.

•

Effective build-out of infrastructure, systems and workforce to support transition from a development-stage company to a fully-integrated commercial enterprise, including the immediate development of a national sales force consisting of approximately 240 sales representatives following the FDA’s approval of CAPLYTA and the expansion of our leadership team through the addition of our Senior Vice President for Market Access, Policy and Government Affairs, our Senior Vice President, Chief Compliance Officer and other senior employees in our human resources, finance, and information technology departments.

•

Effective cash management while our NDA for CAPLYTA was under the FDA’s review throughout 2019, as evidenced by our cash, cash equivalents and investment securities totaling $224.0 million at December 31, 2019.

•	Initiation of our clinical program of lumateperone for the treatment of major depressive disorder.

•	Meaningful advancement of our ITI-214 PDE program for the treatment of several CNS and non-CNS conditions.

•

Advancement of preclinical safety studies with ITI-333 in preparation for the initiation of a clinical program of ITI-333 for the treatment of substance use disorders, pain and psychiatric comorbidities, including depression and anxiety.

•

Completion of the preclinical development of a long-acting injectable formulation, within the lumateperone portfolio, advancing the Company’s mission to provide more treatment options to patients suffering from mental illness.

To determine each named executive officer’s 2019 cash bonus payment, our compensation committee considered each individual’s contributions toward the accomplishments noted above, including the FDA’s approval of

CAPLYTA in December 2019, our progress in building our commercial infrastructure in preparation for the commercial launch of CAPLYTA late in the first quarter of 2020, and the continued advancement of our clinical and preclinical development programs, as follows:

•

Dr. Mates: our compensation committee considered Dr. Mates’ involvement with and responsibility for development program execution and outcomes and supporting the FDA review process which culminated in the approval of the company’s first NDA by the FDA. Our compensation committee also considered Dr. Mates’ leadership role in the expansion of the Company’s workforce and infrastructure, including senior leadership additions in the commercial, clinical and regulatory groups.

•

Mr. Hineline: our compensation committee considered Mr. Hineline’s role leading the finance organization’s expansion, ensuring the implementation and maintenance of effective internal controls, maintaining an accurate financial forecast for planning purposes, preparing the finance group and implementing systems necessary to support a commercial-stage company following product approval and working effectively with the audit committee.

•

Mr. Halstead: our compensation committee considered Mr. Halstead’s role successfully supporting our compliance and regulatory initiatives including in connection with the review of our NDA by the FDA, ensuring timely filing of all SEC-required disclosures, assisting in the organizational expansion and system development necessary to support a commercial-stage company following product approval and effectively managing all board interactions as corporate secretary.

•

Dr. Satlin: our compensation committee considered Dr. Satlin’s role leading the clinical organization, the extensive support provided by Dr. Satlin to the clinical and regulatory efforts in connection with the review process of our NDA by the FDA and his contributions to the progress of our clinical programs, including lumateperone for bipolar depression and ITI-214 for Parkinson’s disease and heart failure.

•

Mr. Neumann: our compensation committee considered Mr. Neuman’s role leading the commercial organization’s expansion, developing commercialization plans and establishing the necessary infrastructure necessary to support a commercial-stage company following product approval.

The board of directors, as recommended by the compensation committee, awarded the following cash bonuses to our named executive officers for performance during fiscal 2019:

Name	2019 Annual Cash Bonus ($)	2019 Annual Cash Bonus As a Percentage of 2019 Annual Base Salary	2019 Annual Cash Bonus As a Percentage of 2019 Annual Target Bonus
Sharon Mates, Ph.D.	759,400	102%	170%
Lawrence J. Hineline	225,000	50%	125%
Michael I. Halstead	323,100	65%	130%
Andrew Satlin, M.D.	360,500	70%	140%
Mark Neumann	277,100	55%	110%

Equity Awards

The primary goal of our long-term, equity-based incentive awards is to align the interests of our named executive officers with the interests of our stockholders. Because vesting is based on continued service, our equity-based incentives also encourage the retention of our named executive officers during the award’s vesting period. In determining the size of the long-term equity incentives to be awarded to our named executive officers, we take into account a number of factors, such as the relative job scope, the value of existing stockholdings and long-term incentive awards, individual performance history, Company performance, retention considerations and the size of prior grants.

To reward and retain our named executive officers in a manner that aligns their interests with stockholders’ interests, we use stock options both in the form of initial stock option grants in connection with the commencement of employment and additional annual stock option grants. We also compensate our named executive officers with annual grants of time-based restricted stock units, or RSUs, and, in certain years, grants of PRSUs. The use of RSU awards reduces the dilutive effect of the incentive equity awards made to management and provides additional retention incentive. We have not established a formula or program for determining the size of any equity award, including any annual stock option grants or RSU awards, and our compensation committee retains discretion to make such awards to employees at any time, including in connection with the promotion of an employee, to reward an employee, for retention purposes or in other circumstances recommended by management.

Equity grants are made in the year following the year of performance, but shown in the “Summary Compensation Table” for the year of grant in accordance with the rules for disclosing equity compensation. Based on the recommendations of FW Cook with respect to market and peer company practices; the achievement of 2018 corporate performance accomplishments, including the progress made in advancing our development programs for our product candidates, including lumateperone for the treatment of schizophrenia and bipolar depression, and our total stockholder returns; an evaluation of each named executive officer’s performance, position, tenure, experience, expertise and leadership; and 2018 individual performance accomplishments, each named executive officer was granted equity awards for the number of shares set forth below in the “2019 Fiscal Year Grants of Plan-Based Awards” table on page 41. As reflected in this table, our compensation committee determined to modestly increase the 2019 equity grants to each executive officer as compared to the 2018 equity grants.

In order to reinforce our commitment to align executive pay with the Company’s performance and the interests of our stockholders for near- and long-term performance, our compensation committee determined it would grant approximately half of each annual grant in the form of stock options and half in the form of RSU awards, each vesting over a three-year period.

Name	Grant Date Value of 2019 Stock Option ($)	Grant Date Value of 2019 Time- Based RSU Award ($)	Aggregate Grant Date Value of 2019 Annual Grant ($)	Aggregate Grant Date Value of 2018 Annual Grant ($)
Sharon Mates, Ph.D	1,600,003	1,599,996	3,199,999	3,150,145
Lawrence J. Hineline	749,995	749,988	1,499,983	1,482,416
Michael I. Halstead	749,995	749,988	1,499,983	1,482,416
Andrew Satlin, M.D.	874,996	874,997	1,749,993	—
Mark Neumann	799,997	799,991	1,599,988	1,499,985

With respect to long-term performance-based compensation, the compensation committee annually considers the appropriate mix of equity awards and incorporates performance-based equity awards when it determines that important milestones should form the basis of a performance-based equity grant and that such a grant would not promote excessive risk taking that could adversely impact the Company or its research or development of pharmaceutical products. As further described under “—2020 Changes to Our Executive Compensation Program,” the compensation committee granted performance-based equity awards in 2020.

2017 PRSU Award Payout to Dr. Mates and Messrs. Hineline and Halstead

With respect to the 2017 PRSU awards, one-third of each award vested in 2018 and two-thirds of each award would vest only upon the achievement of certain milestones, including the approval of an NDA by the FDA and achievement of certain comparative stockholder returns against our peers in the Nasdaq Biotechnology Index measured over a three-year period ending on December 31, 2019 based on the following schedule.

3 Year Total Stockholder Return vs. Peer Group Companies	Resulting Shares Earned (% of Target)
71st percentile or above	150%
51st to 70th percentile	100%
31st to 50th percentile	50%

Based on the Company’s TSR of approximately 18.9% for the three-year period ending on December 31, 2019, the Company ranked at the 48th percentile relative to our peers in the Nasdaq Biotechnology Index. Accordingly, Dr. Mates and Messrs. Hineline and Halstead earned 50% of the number of PRSUs underlying TSR-based portion of their respective 2017 PRSU awards. Additionally, following the submission of an NDA with the FDA for CAPLYTA in 2018 and the FDA’s subsequent approval of the NDA in 2019, Dr. Mates and Messrs. Hineline and Halstead earned 50% of the number of PRSUs underlying each of these milestone-based portions of their respective 2017 PRSU awards.

Severance and Change in Control Arrangements

Each of the employment agreements of our named executive officers provides that the named executive officer is eligible to receive severance payments and benefits upon an involuntary termination of employment or a termination for good reason within three months before or 12 months following a change in control of our Company. We believe that this protection serves to encourage continued attention and dedication to duties without distraction arising from the possibility of a change in control, and provides the business with a smooth transition in the event of such a termination of employment in connection with a transaction. This severance and change in control arrangement is designed to retain our named executive officers in these key positions as we compete for talented executives in the marketplace where such protections are commonly offered.

For a detailed description of the severance provisions contained in our named executive officers’ employment agreements, see “Potential Payments Upon Termination or Change-in-Control” below.

Section 280G of the Code

Section 280G of the Internal Revenue Code of 1986, as amended, or the Code, disallows a tax deduction with respect to excess parachute payments to certain executives of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Code based on the executive’s prior compensation.

Under each of their employment agreements, entered into in 2008, Dr. Mates and Mr. Hineline are entitled to a gross-up payment that will make her or him whole in the event that any parachute payment excise taxes are imposed on her or him. This arrangement has been in place since we were a private company. We provide this protection to Dr. Mates and Mr. Hineline to help ensure that they will be properly incentivized in the event of a potential change in control of the Company to maximize stockholder value in a transaction without concern for potential consequences of the transaction to her or him. Based on the assumptions described below under “Executive Officer and Director Compensation—Potential Payments upon Termination or Change-in-Control,”

upon a termination of employment or a change of control as of December 31, 2019, Dr. Mates and Mr. Hineline would not be entitled to any tax gross-up payment. Mr. Halstead, Dr. Satlin and Mr. Neumann’s employment agreements include a Section 280G “best after tax” provision, meaning, if any payments due under their employment agreements would otherwise constitute parachute payments within the meaning of Section 280G of the Code and would be subject to the excise tax imposed under Section 4999 of the Code, the payments will be reduced by the amount required to avoid the excise tax if such a reduction would give the grantee a better after-tax result than if the grantee received the payments in full.

Other Elements of Compensation and Perquisites

Our named executive officers are also entitled to additional benefits and perquisites that are available to all of our full-time employees. All of our full-time employees, including our named executive officers, are eligible to participate in our 401(k) plan. For all of our full-time employees, in 2019 we made a matching contribution of up to 100% on the first 6% of contributions made by participants. We also pay the premiums of a term life insurance policy to benefit each of our full-time employees, including our named executive officers, with a face value of $150,000. In addition, all of our full-time employees, including our named executive officers, benefit from participation in our health and welfare plans.

In 2019, Mr. Neumann received $120,183 in payments or reimbursements for living expenses he incurred in connection with his commencement of employment with the Company in October 2018, which was a critical component in successfully recruiting Mr. Neumann to join the Company.

2020 Changes to Our Executive Compensation Program

In response to the feedback received from our engagement efforts with stockholders, which was highly consistent with the feedback provided by ISS and Glass Lewis in both of their 2019 annual research reports, as well as other internal discussions, the compensation committee implemented the following changes to align the Company’s executive compensation program with best practices and the Company’s strategy:

Program Enhancements	Prior Approach	Implemented Changes in 2020
Placing more emphasis on performance-based equity for executive officers	Annual equity grants generally consist of stock options (50%) and RSUs (50%), though one-off PRSUs are occasionally granted	Annual equity grants consisting of stock options (30%), RSUs (50%) and PRSUs (20%), with such PRSUs being subject to three-year cliff-vesting

Establishing a revenue metric for our annual cash bonus program	Annual cash bonus based on a holistic review of Company and individual performance in a given year; no specified or formulaic metrics are used to evaluate performance	Revenue metric added to our annual cash bonus program with a minimum weighting of 20%; the remainder will be based on a holistic performance evaluation

Enhancing proxy disclosure to better present the direct alignment of our compensation decisions with our performance	Proxy disclosure focuses primarily on subjective decisions made while taking into account the Company’s performance, particularly with respect to our annual cash bonus program	Proxy disclosure will focus on the Company’s performance against predetermined objectives incorporated into both our 2020 annual cash bonus program and 2020 PRSU awards

The 2020 PRSU awards will be earned based upon (1) the Company’s TSR over the three-year period of 2020, 2021 and 2022 relative to the TSR of companies in the Nasdaq Biotechnology Index over the same period and (2) the achievement of pre-set milestones over the same period. For the TSR metric, the number of PRSUs earned by the executive officers in respect of the TSR metric will be determined on a straight-line interpolated basis between 50% and 100% or between 100% and 150%, as applicable. The design avoids encouraging imprudent risk-taking through artificial cliffs in the design of the PRSUs.

Additional Compensation Information

Equity Grant Timing

Historically, annual equity grants to all employees, including management, are made in the first quarter of each year in an effort to link employees’ compensation more closely to the recently completed fiscal year. Annual equity grants for 2019 performance were granted in February 2020.

Accounting and Tax Considerations

Under ASC 718, the Company is required to estimate and record an expense for each award of equity compensation (including stock options and RSUs) over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to FASB Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC 718. The compensation committee has considered, and may in the future consider, the grant of performance-based or other types of stock awards to executive officers in lieu of or in addition to stock option and time-based RSU grants in light of the accounting impact of ASC 718 and other considerations.

Under Section 162(m) of the Code (“Section 162(m)”), compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible.

Prior to the enactment of the Tax Cuts and Jobs Act, Section 162(m) provided a performance-based compensation exception, pursuant to which the deduction limit under Section 162(m) did not apply to any compensation that qualified as “performance-based compensation” under Section 162(m). Pursuant to the Tax Cuts and Jobs Act, the performance-based compensation exception under Section 162(m) was repealed with respect to taxable years beginning after December 31, 2017, except that certain transition relief is provided for compensation paid pursuant to a written binding contract which was in effect on November 2, 2017 and which is not modified in any material respect on or after such date.

Compensation paid to each of the Company’s “covered employees” in excess of $1 million per taxable year generally will not be deductible unless it qualifies for the performance-based compensation exception under Section 162(m) pursuant to the transition relief described above. Because of certain ambiguities and uncertainties as to the application and interpretation of Section 162(m), as well as other factors beyond the control of the compensation committee, no assurance can be given that any compensation paid by the Company will be eligible for such transition relief and be deductible by the Company in the future. Although the compensation committee will continue to consider tax implications as one factor in determining executive compensation, the compensation committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s named executive officers in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m). The compensation committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.

Insider Trading Policy and Hedging and Pledging Prohibitions

We maintain an Insider Trading Policy that prohibits our officers, directors, employees and consultants from, among other things, engaging in speculative transactions in our securities, including by way of the purchase or sale of “put” or “call” options or other derivative securities directly linked to our equity; short sales of our equity; the use of our equity as a pledge or as collateral in a margin account; and trading in straddles, equity swaps, or other hedging transactions directly linked to our equity, even if such persons do not possess material, nonpublic information.

COMPENSATION COMMITTEE REPORT

The compensation committee of our board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in our proxy statement.

Members of the Intra-Cellular Therapies, Inc.

Compensation Committee

Joel S. Marcus (Chairman)

Christopher Alafi, Ph.D.

Rory B. Riggs

RISKS RELATED TO COMPENSATION PRACTICES AND POLICIES

Consistent with SEC disclosure requirements, we have assessed our compensation policies, practices and awards, and have concluded that our compensation policies, practices and awards do not create risks that are reasonably likely to have a material adverse effect on the Company. Our management assessed our compensation and benefits programs to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. We do not have any programs where the ability of a participant may directly affect variability or timing of payout. Rather, our compensation programs include a combination of fixed base salaries, cash bonuses, long-term incentive awards, and employee retirement plans that are generally uniform in design and operation throughout the Company and with all levels of employees. The compensation policies and practices are substantially the same.

Based on the foregoing, we believe that our compensation policies, practices and awards do not create risks that are likely to have a material adverse effect on the Company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks, are compatible with our effective internal controls and our risk management practices, and are supported by the oversight and administration of the compensation committee with regard to executive compensation programs.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table shows the total compensation paid or accrued during the last three fiscal years ended December 31, 2019, 2018 and 2017, to our President and Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers. These executive officers are referred to as our “named executive officers” in this proxy statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total($)
Sharon Mates, Ph.D.	2019	744,500	759,400	1,599,996	1,600,003	20,661	4,724,560
Chairman, President and Chief	2018	722,800	585,500	1,593,735	1,556,410	18,024	4,476,469
Executive Officer	2017	701,700	568,400	2,136,401	1,593,746	16,992	5,017,239

Lawrence J. Hineline	2019	449,900	225,000	749,988	749,995	18,648	2,193,531
Senior Vice President of Finance,	2018	424,400	203,700	749,986	732,430	17,292	2,127,808
Chief Financial Officer, Treasurer and Assistant Secretary	2017	412,000	206,000	966,961	749,996	16,992	2,351,949

Michael I. Halstead	2019	497,100	323,100	749,988	749,995	17,270	2,337,453
Executive Vice President, General	2018	469,000	225,100	749,986	732,430	16,680	2,193,196
Counsel and Secretary	2017	455,300	227,700	966,961	749,996	16,320	2,416,277

Andrew Satlin, M.D.	2019	515,000	360,500	874,997	874,996	19,332	2,644,825
Executive Vice President,	2018	500,000	300,000	0	0	11,792	811,792
Chief Medical Officer	2017	68,269	100,000	0	1,849,993	66	2,018,328

Mark Neumann (4)	2019	503,800	277,100	799,991	799,997	133,449	2,514,337
Executive Vice President, Chief Commercial Officer

(1)

The amounts in this column reflect the aggregate grant date fair value of stock awards granted during 2019, 2018 and 2017, respectively, computed in accordance with ASC 718. The weighted average grant date fair values of stock awards granted during these years are included in Note 5 to our consolidated financial statements for the year ended December 31, 2019 included in our Annual Report on Form 10-K for the year ended December 31, 2019. The grant date fair value of each time-based restricted stock unit award is measured based on the closing price of our common stock on the date of grant. The value of the performance-vesting restricted stock unit awards granted in 2017 to each of Dr. Mates, Mr. Hineline and Mr. Halstead is based upon the then-probable outcome of the performance conditions, as computed in accordance with ASC 718, was $1,605,152, $716,964 and $716,964 for each award, respectively. Assuming that the maximum level of performance will be achieved, and assuming the $14.16 closing price of our shares on the date of grant, the value of such performance-vesting restricted stock unit awards is $2,407,742, $1,075,446 and $1,075,446, respectively. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the named executive officers.

(2)

The options granted in 2019 to Dr. Mates, Mr. Hineline, Mr. Halstead, Dr. Satlin and Mr. Neumann were for such named executive officers’ performance in 2018. The options granted in 2018 to Dr. Mates, Mr. Hineline and Mr. Halstead were for such named executive officers’ performance in 2017. The options granted in 2017 to Dr. Mates, Mr. Hineline and Mr. Halstead were for each named executive officer’s performance in 2016. Dr. Satlin became employed by the Company on November 13, 2017 and was granted options in connection with the commencement of his employment. These amounts represent the aggregate grant date fair value of the option awards granted to our named executive officers, computed in accordance with ASC 718, using the Black-Scholes option-pricing model and excluding the effect of estimated forfeitures. See Note 5 to our consolidated audited financial statements for the year ended December 31, 2019 included in our Annual Report on Form 10-K for the year ended December 31, 2019 for details as to the assumptions used to calculate the fair value of the option awards. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” in our Annual Report on Form 10-K for the year ended December 2019.
(3)

For the fiscal year ended December 31, 2019, consists of $3,861 for Dr. Mates, $1,848 for Mr. Hineline, $470 for Mr. Halstead, $2,532 for Dr. Satlin, and $1,367 for Mr. Neumann in life insurance premiums we paid for a term life insurance policy to benefit the named executive officer with a face value of $150,000, $120,183 in payments or reimbursements for living expenses Mr. Neumann incurred in connection with his commencement of employment with the Company, and the balance in matching contributions under our 401(k) plan.

(4)	Mr. Neumann became employed by the Company on October 15, 2018.

2019 Fiscal Year Grants of Plan-Based Awards

The following table shows information regarding grants of equity awards that we made during the fiscal year ended December 31, 2019 to each of our named executive officers. We did not grant any non-equity incentive plan awards during the fiscal year ended December 31, 2019.

	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Sharon Mates, Ph.D.	1/8/2019	—	172,697	12.73	1,600,003
	1/8/2019	125,687	—	—	1,599,996
Lawrence J. Hineline	1/8/2019	—	80,951	12.73	749,995
	1/8/2019	58,915	—	—	749,988
Michael I. Halstead	1/8/2019	—	80,951	12.73	749,995
	1/8/2019	58,915	—	—	749,988
Andrew Satlin, M.D.	1/8/2019	—	94,443	12.73	874,996
	1/8/2019	68,735	—	—	874,997
Mark Neumann	1/8/2019	—	86,348	12.73	799,997
	1/8/2019	62,843	—	—	799,991

(1)	The exercise price is equal to the fair market value of our common stock, which is the closing price per share of our common stock as reported by the Nasdaq Global Select Market on the grant date.
(2)

These amounts represent the aggregate grant date fair value for option awards and restricted stock unit awards granted to our named executive officers, computed in accordance with ASC 718. See Note 5 to our audited financial statements for the year ended December 31, 2019 included in our Annual Report on Form 10-K for the year ended December 31, 2019 for details as to the assumptions used to calculate the fair value of the option awards. The grant date fair value of each time-based restricted stock unit award is measured based on the closing price of our common stock on the date of grant. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” in our Annual Report on Form 10-K for the year ended December 31, 2019.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Sharon Mates, Ph.D.

We entered into an employment agreement with Dr. Mates in February 2008, who has been our President and Chief Executive Officer since 2002. The agreement provides for an annual salary review and adjustment in the discretion of our board of directors, and that Dr. Mates is eligible for bonus payments and stock options as may be awarded by our board of directors. Effective January 1, 2020, her annual base salary was increased from $744,500 to $766,800. In addition, her employment agreement provides that we will pay the premium on a life insurance policy in an amount equal to one and one half times her base salary; however, we paid a premium on a life insurance policy with a face value of $150,000, to which she assented. The employment agreement also provides that Dr. Mates is entitled to participate in our benefit plans on the same basis as other executive level employees as well as long-term disability insurance and reimbursement for reasonable business expenses. The initial term of the agreement was three years and will be renewed for successive one year terms, unless we or Dr. Mates provides notice that we or she, as the case may be, does not wish to renew the agreement or wishes to renew the agreement on different terms than those contained in the agreement.

Dr. Mates is entitled to certain benefits in connection with a termination of her employment or a change of control as discussed below under “—Potential Payments upon Termination or Change-in-Control.”

Lawrence J. Hineline

We entered into an employment agreement with Mr. Hineline in February 2008, who has been our Senior Vice President of Finance, Chief Financial Officer and Treasurer since 2019 and was our Vice President of Finance, Chief Financial Officer and Treasurer from 2002 until 2018 and was our Secretary from 2002 to 2014. The agreement provides for an annual salary review and adjustment in the discretion of our board of directors, and that Mr. Hineline is eligible for bonus payments and stock options as may be awarded by our board of directors. Effective January 1, 2020, his annual base salary was increased from $449,900 to $463,400. In addition, his employment agreement provides that we will pay the premium on a life insurance policy in an amount equal to one and one half times his base salary; however, we paid a premium on a life insurance policy with a face value of $150,000, to which he assented. The employment agreement also provides that Mr. Hineline is entitled to participate in our benefit plans on the same basis as other executive level employees as well as long-term disability insurance and reimbursement for reasonable business expenses. The initial term of the agreement was three years and will be renewed for successive one year terms, unless we or Mr. Hineline provides notice that we or he, as the case may be, does not wish to renew the agreement or wishes to renew the agreement on different terms than those contained in the agreement.

Mr. Hineline is entitled to certain benefits in connection with a termination of his employment or a change of control as discussed below under “—Potential Payments upon Termination or Change-in-Control.”

Michael I. Halstead

We entered into an employment agreement with Mr. Halstead in August 2015, who has been our Executive Vice President, General Counsel and Secretary since 2019 and our Senior Vice President, General Counsel and Secretary from 2014 until 2018. The agreement provides for an annual salary review and adjustment in the discretion of our board of directors, and that Mr. Halstead is eligible for bonus payments and equity grants as may be awarded by our board of directors. Effective January 1, 2020, his annual base salary was increased from $497,100 to $512,000. In addition, his employment agreement provides that we will pay the premium on a life insurance policy in an amount of $150,000. The employment agreement also provides that Mr. Halstead is entitled to participate in our benefit plans on the same basis as other executive level employees as well as long-term disability insurance and reimbursement for reasonable business expenses. The initial term of the agreement is three years and will be renewed for successive one year terms, unless we or Mr. Halstead provides notice that we or he, as the case may be, does not wish to renew the agreement or wishes to renew the agreement on different terms than those contained in the agreement.

Mr. Halstead is entitled to certain benefits in connection with a termination of his employment or a change of control as discussed below under “—Potential Payments upon Termination or Change-in-Control.”

Andrew Satlin, M.D.

We entered into an employment agreement with Dr. Satlin in November 2017, who has been our Executive Vice President, Chief Medical Officer since November 2017. The agreement provides for an annual salary review and adjustment in the discretion of our board of directors, and that Dr. Satlin is eligible for bonus payments and equity grants as may be awarded by our board of directors. Effective January 1, 2020, his annual base salary was increased from $515,000 to $530,450. In addition, his employment agreement provides that we will pay the premium on a life insurance policy in an amount of $150,000. The employment agreement also provides that Dr. Satlin is entitled to participate in our benefit plans on the same basis as other executive level employees as well as long-term disability insurance and reimbursement for reasonable business expenses. The initial term of the agreement is three years and will be renewed for successive one year terms, unless we or Dr. Satlin provides notice that we or he, as the case may be, does not wish to renew the agreement or wishes to renew the agreement on different terms than those contained in the agreement.

Dr. Satlin is entitled to certain benefits in connection with a termination of his employment or a change of control as discussed below under “—Potential Payments upon Termination or Change-in-Control.”

Mark Neumann

We entered into an employment agreement with Mr. Neumann in October 2018, who has been our Executive Vice President, Chief Commercial Officer since October 2018. The agreement provides for an annual salary review and adjustment in the discretion of our board of directors, and that Mr. Neumann is eligible for bonus payments and equity grants as may be awarded by our board of directors. Effective January 1, 2020, his annual base salary was increased from $503,800 to $518,900. In addition, his employment agreement provides that we will pay the premium on a life insurance policy in an amount of $150,000. The employment agreement also provides that Mr. Neumann is entitled to participate in our benefit plans on the same basis as other executive level employees as well as long-term disability insurance and reimbursement for reasonable business expenses. The initial term of the agreement is three years and will be renewed for successive one year terms, unless we or Mr. Neumann provides notice that we or he, as the case may be, does not wish to renew the agreement or wishes to renew the agreement on different terms than those contained in the agreement.

Mr. Neumann is entitled to certain benefits in connection with a termination of his employment or a change of control as discussed below under “—Potential Payments upon Termination or Change-in-Control.”

Pursuant to their respective proprietary information, inventions, and non-competition agreements, Dr. Mates, Mr. Hineline, Mr. Halstead, Dr. Satlin and Mr. Neumann have agreed to not (i) solicit customers, consultants, contractors or employees of ours for a period of one year after the termination of her or his employment or (ii) compete with us for a period of one year after the later of the termination of her or his employment or the date a court of competent jurisdiction enters an order enforcing the non-competition provision.

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2019.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Sharon Mates, Ph.D.	44,000	0		2.74	6/10/2020
	50,000	0		2.74	12/21/2020
	50,000	0		2.84	4/30/2022
	50,000	0		3.26	5/31/2023
	200,000	0		16.86	6/30/2024
	228,380	0		17.57	1/2/2025
	86,003	0		53.63	1/4/2026
	90,266	45,133	(3)	15.73	1/3/2027
	46,157	92,316	(4)	15.47	1/3/2028
	0	172,697	(5)	12.73	1/8/2029
						11,258	(6)	386,262
						68,681	(7)	2,356,445
						125,687	(8)	4,312,321

Lawrence J. Hineline	10,000	0		2.84	4/30/2022
	10,000	0		3.26	5/31/2023
	50,000	0		16.86	6/30/2024
	72,120	0		17.57	1/2/2025
	40,472	0		53.63	1/4/2026
	42,478	21,239	(3)	15.73	1/3/2027
	21,721	43,443	(4)	15.47	1/3/2028
	0	80,951	(5)	12.73	1/8/2029
						5,298	(6)	181,774
						32,320	(7)	1,108,899
						58,915	(8)	2,021,374

Michael I. Halstead	100,000	0		13.86	7/29/2024
	88,146	0		17.57	1/2/2025
	40,472	0		53.63	1/4/2026
	42,478	21,239	(3)	15.73	1/3/2027
	21,721	43,443	(4)	15.47	1/3/2028
	0	80,951	(5)	12.73	1/8/2029
						5,298	(6)	181,774
						32,320	(7)	1,108,899
						58,915	(8)	2,021,374

Andrew Satlin, M.D.
	113,666	56,834	(9)	14.79	11/13/2027
	0	94,443	(5)	12.73	1/8/2029
						68,735	(8)	2,358,298

Mark Neumann
	18,433	36,867	(10)	18.59	10/15/2028
	0	86,348	(5)	12.73	1/8/2029
						26,896	(11)	922,802
						62,843	(8)	2,156,143

(1)	All options have a ten year term from the date of grant.
(2)	The market value of the stock awards is based on the closing price of our common stock of $34.31 per share at December 31, 2019.
(3)

Each option to purchase our common stock that expires on January 3, 2027 vested as to 1/3 of the shares on January 3, 2018, 1/3 of the shares on January 3, 2019 and 1/3 of the shares on January 3, 2020.

(4)

Each option to purchase our common stock that expires on January 3, 2028 vested as to 1/3 of the shares on January 3, 2019, 1/3 of the shares on January 3, 2020 and will vest as to 1/3 of the shares on January 3, 2021.

(5)

Each option to purchase our common stock that expires on January 8, 2029 vested as to 1/3 of the shares on January 8, 2020 and will vest as to 1/3 of the shares on January 8, 2021 and 1/3 of the shares on January 8, 2022.

(6)	These restricted stock units vested as to 1/3 of the shares on January 3, 2018, 1/3 of the shares on January 3, 2019 and 1/3 of the shares on January 3, 2020.
(7)	These restricted stock units vested as to 1/3 of the shares on January 3, 2019, 1/3 of the shares on January 3, 2020 and will vest as to 1/3 of the shares on January 3, 2021.
(8)	These restricted stock units vested as to 1/3 of the shares on January 8, 2020 and will vest as to 1/3 of the shares on January 8, 2021 and 1/3 of the shares on January 8, 2022.
(9)

Each option to purchase our common stock that expires on November 13, 2027 vested as to 1/3 of the shares on November 13, 2018, 1/3 of the shares on November 13, 2019 and will vest as to 1/3 of the shares on November 13, 2020.

(10)

Each option to purchase our common stock that expires on October 15, 2028 vested as to 1/3 of the shares on October 15, 2019 and will vest as to 1/3 of the shares on October 15, 2020 and 1/3 of the shares on October 15, 2021.

(11)	These restricted stock units vested as to 1/3 of the shares on October 15, 2019 and will vest as to 1/3 of the shares on October 15, 2020 and 1/3 of the shares on October 15, 2021.

Option Exercises and Stock Vested in 2019

The following table shows information regarding exercises of options to purchase our common stock and the vesting of restricted stock units held by each of our named executive officers during the fiscal year ended December 31, 2019.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Sharon Mates, Ph.D.	6,000	189,420	69,680	1,203,415
Lawrence J. Hineline	20,000	336,900	32,373	551,977
Michael I. Halstead	0	0	32,373	551,977
Andrew Satlin, M.D.	0	0	0	0
Mark Neumann	0	0	13,448	110,610

(1)

The value realized on exercise is based on the difference between the closing price of our common stock on the Nasdaq Global Select Market on the date of exercise and the applicable exercise price of those options and does not represent actual amounts received by the individual as a result of the option exercises.

(2)	The value realized on vesting is calculated by multiplying the number of vested shares by the closing price of our common stock on the Nasdaq Global Select Market on the applicable vesting date.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any nonqualified defined contribution plans or other deferred compensation plans.

Potential Payments upon Termination or Change-in-Control

We have agreed to provide severance and change of control payments and benefits to our named executive officers under specified circumstances, as described below:

Sharon Mates, Ph.D.

If Dr. Mates employment is terminated for any reason, she will be entitled to compensation and benefits through the last day of her employment, including accrued but untaken vacation. If her employment is terminated due to her death or disability, we will also pay her or her estate the compensation which would otherwise have been payable to her through the end of the month in which such termination occurs as well as payment for any accrued but untaken vacation. If her employment is terminated without cause by us or she terminates her employment for good reason, she will receive the following severance benefits following her employment termination, on condition that she executes a general release in our favor: (a) payment of 12 months of her then current base salary and the pro rata portion of an amount equal to the bonus she was awarded for the previous year, if any, which severance payments will be paid in one lump sum on the date the general release she executes becomes effective; (b) payment for 12 months of the portion of the COBRA premiums that we paid prior to her termination; and (c) all of her unvested equity will become fully vested and exercisable. Dr. Mates will also be entitled to such severance benefits if we elect not to renew her employment agreement for reasons other than death, disability or cause, but (i) such severance benefits are conditioned on Dr. Mates executing a general release in favor of us, returning all our property, and complying with her employment agreement, proprietary information, inventions, and non-competition agreement, and the general release and (ii) Dr. Mates will not be eligible for such severance benefits if she or we wish to renew the agreement on different terms than those contained in her employment agreement. In the event of a change of control, all of her unvested equity will immediately vest. If her employment is terminated for reasons other than death or disability within three months before or 12 months following a change of control, she terminates her employment for good reason during such period, or she terminates her employment for any reason within one month following a change of control, she will be eligible for the following severance benefits following her employment termination: (a) payment of 18 months of her then current base salary and the pro rata portion of an amount equal to the bonus she was awarded for the previous year, which severance payments will be paid in one lump sum on the eighth day following the effective date of the general release, and (b) payment for 18 months of the portion of the COBRA premiums that we paid prior to her termination. In addition, we have agreed to pay a tax gross-up to Dr. Mates if any amounts payable by us (or a successor) to her become subject to excise taxes under Sections 280G and 4999 of the Code. Such severance benefits following a change of control are payable on condition that she executes a general release in favor of us, returns all our property and complies with her post-termination obligations under her employment agreement, her proprietary information, inventions, and non-competition agreement, and her general release.

The following table sets out the estimated potential payments upon termination or a change in control for Dr. Mates, based on the assumptions discussed above and assuming such event occurred on December 31, 2019:

Dr. Mates	Termination by the Company without Cause or by the Executive for Good Reason Absent a Change in Control ($)	Acceleration of Vesting upon a Change in Control without Termination ($)	Termination by the Company
(Other than for Death or
Disability) or by the Executive  for Good
Reason Within 3 Months Before or
12 Months Following a Change in
Control or by Executive for any
Reason Within One Month
Following a Change in Control
			($)
Severance benefits:
Lump sum payment(1)	1,900,044	—	2,565,044
Healthcare benefits	10,082	—	15,123
Acceleration of equity awards:
Market value of equity vesting on termination(2)	13,359,634	13,359,634	13,359,634
280G Tax Gross-Up(3)	—	—	—
Total Payment	15,269,760	13,359,634	15,939,801

(1)

Includes $570,044 of accrued but untaken vacation. In the event of a voluntary termination, termination for cause, non-renewal of her employment agreement or termination due to death or disability effective December 31, 2019, Dr. Mates would be entitled to accrued vacation of $570,044.

(2)

Amounts do not include the value associated with vested stock options. Information about all stock options and other unvested equity awards held by Dr. Mates as of December 31, 2019 is included in the “Outstanding Equity Awards at 2019 Fiscal Year-End” table.

(3)

Based on these assumptions, Dr. Mates’ payments would not result in a tax gross-up payment to her. However, the amount of the tax gross-up, if any, that would arise would depend upon the facts and circumstances at the time of a change in control and any related employment termination.

Lawrence J. Hineline

If Mr. Hineline’s employment is terminated for any reason, he will be entitled to compensation and benefits through the last day of his employment, including accrued but untaken vacation. If his employment is terminated due to his death or disability, we will also pay him or his estate the compensation which would otherwise have been payable to him through the end of the month in which such termination occurs as well as payment for any accrued but untaken vacation. If his employment is terminated without cause by us or he terminates his employment for good reason, he will receive the following severance benefits following his employment termination, on condition that he executes a general release in our favor: (a) payment of 12 months of his then current base salary and the pro rata portion of an amount equal to the bonus he was awarded for the previous year, if any, which severance payments will be paid in one lump sum on the date the general release he executes becomes effective; (b) payment for 12 months of the portion of the COBRA premiums that we paid prior to his termination; and (c) all of his unvested equity will become fully vested and exercisable. Mr. Hineline will also be entitled to such severance benefits if we elect not to renew his employment agreement for reasons other than death, disability or cause, but (i) such severance benefits are conditioned on Mr. Hineline executing a general release in our favor, returning all our property, and complying with his employment agreement, proprietary information, inventions, and non-competition agreement, and the general release and (ii) Mr. Hineline will not be eligible for such severance benefits if he or we wish to renew the agreement on different terms than those contained in his employment agreement. In the event of a change of control, all of his unvested equity will immediately vest. If his employment is terminated for reasons other than death or disability within three months before or 12 months following a change of control, he terminates his employment for good reason during such period, or he terminates his employment for any reason within one month following a change of control, he will be eligible for the following severance benefits following his employment termination: (a) payment of 18 months of his then current base salary and the pro rata portion of an amount equal to the bonus he was awarded for the previous year, which severance payments will be paid in one lump sum on the eighth day following the effective date of the general release, and (b) payment for 18 months of the portion of the COBRA premiums that we paid prior to his termination. In addition, we have agreed to pay a tax gross-up to Mr. Hineline if any amounts payable by us (or a successor) to him become subject to excise taxes under Sections 280G and 4999 of the Code. Such severance benefits following a change of control are payable on condition that he executes a general release in favor of us, returns all our property and complies with his post-termination obligations under his employment agreement, his proprietary information, inventions, and non-competition agreement, and his general release.

The following table sets out the estimated potential payments upon termination or a change in control for Mr. Hineline, based on the assumptions discussed above and assuming such event occurred on December 31, 2019:

Mr. Hineline	Termination by the Company without Cause or by the Executive for Good Reason Absent a Change in Control ($)	Acceleration of Vesting upon a Change in Control without Termination ($)	Termination by the Company
(Other than for Death or
Disability) or by the Executive for Good
Reason Within 3 Months Before or
12 Months Following a Change in
Control or by Executive for any
Reason Within One Month
Following a Change in Control
			($)
Severance benefits:
Lump sum payment(1)	893,808	—	1,220,608
Healthcare benefits	19,316	—	28,974
Acceleration of equity awards:
Market value of equity vesting on termination(2)	6,272,056	6,272,056	6,272,056
280G Tax Gross-Up(3)	—	—	—
Total Payment	7,185,180	6,272,056	7,521,638

(1)

Includes $240,208 of accrued but untaken vacation. In the event of a voluntary termination, termination for cause, non-renewal of his employment agreement or termination due to death or disability effective December 31, 2019, Mr. Hineline would be entitled to accrued vacation of $240,208.

(2)

Amounts do not include the value associated with vested stock options. Information about all stock options and other unvested equity awards held by Mr. Hineline as of December 31, 2019 is included in the “Outstanding Equity Awards at 2019 Fiscal Year-End” table.

(3)

Based on these assumptions, Mr. Hineline’s payments would not result in a tax gross-up payment to him. However, the amount of the tax gross-up, if any, that would arise would depend upon the facts and circumstances at the time of a change in control and any related employment termination.

Michael I. Halstead

If Mr. Halstead’s employment is terminated for any reason, he will be entitled to compensation and benefits through the last day of his employment, including accrued but untaken vacation. If his employment is terminated due to his death or disability, we will also pay him or his estate the compensation which would otherwise have been payable to him through the end of the month in which such termination occurs as well as payment for any accrued but untaken vacation. If his employment is terminated without cause by us or he terminates his employment for good reason, he will receive the following severance benefits following his employment termination, on condition that he executes a general release in our favor, returns all our property, and complies with his employment agreement, proprietary information, inventions, and non-competition agreement, and the general release: (a) payment of 12 months of his then current base salary and the pro rata portion of an amount equal to the bonus he was awarded for the previous year, if any, which severance payments will be paid in one lump sum on the date the general release he executes becomes effective; (b) payment for 12 months of the portion of the COBRA premiums that we paid prior to his termination; and (c) all of his unvested equity grants will immediately vest. Mr. Halstead will also be entitled to such severance benefits if we elect not to renew his employment agreement for reasons other than death, disability or cause, but (i) such severance benefits are conditioned on Mr. Halstead executing a general release in our favor, returning all our property, and complying with his employment agreement, proprietary information, inventions, and non-competition agreement, and the general release and (ii) Mr. Halstead will not be eligible for such severance benefits if he or we wish to renew the agreement on different terms than those contained in his employment agreement. If his employment is terminated for reasons other than death or disability within three months before or 12 months following a change of control, or he terminates his employment for good reason during such period, he will be eligible for the following severance benefits following his employment termination: (a) payment of 18 months of his then current base salary and the pro rata portion of an amount equal to the bonus he was awarded for the previous year, which severance payments will be paid in one lump sum on the eighth day following the effective date of the general release, (b) payment for 18 months of the portion of the COBRA premiums that we paid prior to his termination, and (c) all of his unvested equity grants will immediately vest. Such severance benefits following a change of control are payable on condition that he executes a general release in favor of us, returns all our property and complies with his post-termination obligations under his employment agreement, his proprietary information, inventions, and non-competition agreement, and his general release.

The following table sets out the estimated potential payments upon termination or a change in control for Mr. Halstead, based on the assumptions discussed above and assuming such event occurred on December 31, 2019:

Mr. Halstead	Termination by the Company without Cause or by the Executive for Good Reason Absent a Change in Control ($)	Acceleration of Vesting upon a Change in Control without Termination ($)	Termination by the Company (Other than for Death or Disability) or by the Executive for Good Reason Within 3 Months Before or 12 Months Following a Change in Control ($)
Severance benefits:
Lump sum payment(1)	745,631	—	1,106,731
Healthcare benefits	28,389	—	42,583
Acceleration of equity awards:
Market value of equity vesting on termination(2)	6,272,056	—	6,272,056
Total Payment	7,046,076	—	7,421,370

(1)

Includes $23,431 of accrued but untaken vacation. In the event of a voluntary termination, termination for cause, non-renewal of his employment agreement or termination due to death or disability effective December 31, 2019, Mr. Halstead would be entitled to accrued vacation of $23,431.

(2)

Amounts do not include the value associated with vested stock options. Information about all stock options and other unvested equity awards held by Mr. Halstead as of December 31, 2019 is included in the “Outstanding Equity Awards at 2019 Fiscal Year-End” table.

Andrew Satlin, M.D.

If Dr. Satlin’s employment is terminated for any reason, he will be entitled to compensation and benefits through the last day of his employment, including accrued but untaken vacation. If his employment is terminated due to his death or disability, we will also pay him or his estate the compensation which would otherwise have been payable to him through the end of the month in which such termination occurs as well as payment for any accrued but untaken vacation. If his employment is terminated without cause by us or he terminates his employment for good reason, he will receive the following severance benefits following his employment termination, on condition that he executes a general release in our favor, returns all our property, and complies with his employment agreement, proprietary information, inventions, and non-competition agreement, and the general release: (a) payment of 12 months of his then current base salary and the pro rata portion of an amount equal to the bonus he was awarded for the previous year, if any, which severance payments will be paid in one lump sum on the date the general release he executes becomes effective; (b) payment for 12 months of the portion of the COBRA premiums that we paid prior to his termination; and (c) all of his unvested equity grants will immediately vest. Dr. Satlin will also be entitled to such severance benefits if we elect not to renew his employment agreement for reasons other than death, disability or cause, but (i) such severance benefits are conditioned on Dr. Satlin executing a general release in our favor, returning all our property, and complying with his employment agreement, proprietary information, inventions, and non-competition agreement, and the general release and (ii) Dr. Satlin will not be eligible for such severance benefits if he or we wish to renew the agreement on different terms than those contained in his employment agreement. If his employment is terminated for reasons other than death or disability within three months before or 12 months following a change of control, or he terminates his employment for good reason during such period, he will be eligible for the following severance benefits following his employment termination: (a) payment of 18 months of his then current base salary and the pro rata portion of an amount equal to the bonus he was awarded for the previous year, which severance payments will be paid in one lump sum on the eighth day following the effective date of the general release, (b) payment for 18 months of the portion of the COBRA premiums that we paid prior to his termination, and (c) all of his unvested equity grants will immediately vest. Such severance benefits following a change of control are payable on condition that he executes a general release in favor of us, returns all our property and complies with his post-termination obligations under his employment agreement, his proprietary information, inventions, and non-competition agreement, and his general release.

The following table sets out the estimated potential payments upon termination or a change in control for Dr. Satlin, based on the assumptions discussed above and assuming such event occurred on December 31, 2019:

Dr. Satlin	Termination by the Company without Cause or by the Executive for Good Reason Absent a Change in Control ($)	Acceleration of Vesting upon a Change in Control without Termination ($)	Termination by the Company (Other than for Death or Disability) or by the Executive for Good Reason Within 3 Months Before or 12 Months Following a Change in Control ($)
Severance benefits:
Lump sum payment(1)	838,532	—	1,246,032
Healthcare benefits	19,145	—	28,718
Acceleration of equity awards:
Market value of equity vesting on termination(2)	5,505,778	—	5,505,778
Total Payment	6,363,455	—	6,780,528

(1)

Includes $23,532 of accrued but untaken vacation. In the event of a voluntary termination, termination for cause, non-renewal of his employment agreement or termination due to death or disability effective December 31, 2019, Dr. Satlin would be entitled to accrued vacation of $23,532.

(2)

Amounts do not include the value associated with vested stock options. Information about all stock options and other unvested equity awards held by Dr. Satlin as of December 31, 2019 is included in the “Outstanding Equity Awards at 2019 Fiscal Year-End” table.

Mark Neumann

If Mr. Neumann’s employment is terminated for any reason, he will be entitled to compensation and benefits through the last day of his employment, including accrued but untaken vacation. If his employment is terminated due to his death or disability, we will also pay him or his estate the compensation which would otherwise have been payable to him through the end of the month in which such termination occurs as well as payment for any accrued but untaken vacation. If his employment is terminated without cause by us or he terminates his employment for good reason, he will receive the following severance benefits following his employment termination, on condition that he executes a general release in our favor, returns all our property, and complies with his employment agreement, proprietary information, inventions, and non-competition agreement, and the general release: (a) payment of 12 months of his then current base salary and the pro rata portion of an amount equal to the bonus he was awarded for the previous year, if any, which severance payments will be paid in one lump sum on the date the general release he executes becomes effective; (b) payment for 12 months of the portion of the COBRA premiums that we paid prior to his termination; and (c) all of his unvested equity grants will immediately vest. Mr. Neumann will also be entitled to such severance benefits if we elect not to renew his employment agreement for reasons other than death, disability or cause, but (i) such severance benefits are conditioned on Mr. Neumann executing a general release in our favor, returning all our property, and complying with his employment agreement, proprietary information, inventions, and non-competition agreement, and the general release and (ii) Mr. Neumann will not be eligible for such severance benefits if he or we wish to renew the agreement on different terms than those contained in his employment agreement. If his employment is terminated for reasons other than death or disability within three months before or 12 months following a change of control, or he terminates his employment for good reason during such period, he will be eligible for the following severance benefits following his employment termination: (a) payment of 18 months of his then current base salary and the pro rata portion of an amount equal to the bonus he was awarded for the previous year, which severance payments will be paid in one lump sum on the eighth day following the effective date of the general release, (b) payment for 18 months of the portion of the COBRA premiums that we paid prior to his termination, and (c) all of his unvested equity grants will immediately vest. Such severance benefits following a change of control are payable on condition that he executes a general release in favor of us, returns all our property and complies with his post- termination obligations under his employment agreement, his proprietary information, inventions, and non-competition agreement, and his general release.

The following table sets out the estimated potential payments upon termination or a change in control for Mr. Neumann, based on the assumptions discussed above and assuming such event occurred on December 31, 2019:

Mr. Neumann	Termination by the Company without Cause or by the Executive for Good Reason Absent a Change in Control ($)	Acceleration of Vesting upon a Change in Control without Termination ($)	Termination by the Company (Other than for Death or Disability) or by the Executive for Good Reason Within 3 Months Before or 12 Months Following a Change in Control ($)
Severance benefits:
Lump sum payment(1)	763,197	—	1,137,847
Healthcare benefits	24,966	—	37,449
Acceleration of equity awards:
Market value of equity vesting on termination(2)	5,521,884	—	5,521,884
Total Payment	6,310,047	—	6,697,180

(1)

Includes $13,897 of accrued but untaken vacation. In the event of a voluntary termination, termination for cause, non-renewal of his employment agreement or termination due to death or disability effective December 31, 2019, Mr. Neumann would be entitled to accrued vacation of $13,897.

(2)

Amounts do not include the value associated with vested stock options. Information about all stock options and other unvested equity awards held by Mr. Neumann as of December 31, 2019 is included in the “Outstanding Equity Awards at 2019 Fiscal Year-End” table.

For purposes of severance payments, “good reason” is defined as the executive resigning after the occurrence of one of the following events without the executive’s written consent:

•	the assignment to the executive of any duties or responsibilities which result in the material diminution of the executive’s position;

•	a reduction by the Company in the executive’s annual base salary of 5% or greater;

•	a material change in the geographic location at which the executive is required to perform services; or

•	material breach by the Company of any material provision of the executive’s employment agreement.

The executive must provide us with written notice within 60 days after the occurrence of a good reason event, and we have 30 days to correct the event after receipt of the notice.

For purposes of severance payments, “cause” is defined as a termination by us after the occurrence of one of the following events:

•	a good faith finding by the Company that the executive has engaged in gross negligence or gross misconduct that is materially injurious to the Company;

•	the executive’s conviction of a felony or crime involving fraud or embezzlement of Company property;

•

the executive’s material breach of the executive’s employment agreement which, if curable, has not been cured by the executive within 60 days after he or she receives written notice from the Company stating with reasonable specificity the nature of the breach;

•	material breach of fiduciary duty; or

•

refusal to follow or implement a clear and reasonable directive of our board of directors as a whole, provided that such directive is ethical and legal and which refusal, if curable, has not been cured by the executive within 60 days after she or he receives written notice from the Company stating with reasonable specificity the nature of such refusal.

For purposes of severance payments, the determination of “disability” will occur when the executive is unable due to a physical or mental condition to perform the essential functions of his or her position with or without reasonable accommodation for 90 consecutive days, or 180 days in the aggregate whether or not consecutive, during any 360-day period, or based on the written certification by a licensed physician of the likely continuation of such condition for such period.

For purposes of severance payments, a “change in control” means:

•	a sale, lease or other disposition of all or substantially all of the assets of the Company;

•

a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the outstanding voting power of the surviving entity (and its parent) following the consolidation, merger or reorganization; or

•

any transaction (or series of related transactions involving a person or entity, or a group of affiliated persons or entities) in which in excess of 50% of the Company’s outstanding voting power is transferred.

Notwithstanding the foregoing, a “change in control” will not be deemed to occur on account of the sale or acquisition of the Company’s capital stock by institutional investors or venture capital firms for the primary purpose of obtaining financing for the Company.

Pay Ratio Disclosure

Following is a reasonable estimate, prepared under SEC rules, of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our other employees. To determine our population of employees, we included all employees as of December 31, 2019. We determined our median employee from our employee population by aggregating each employee’s 2019 base salary, annual bonus paid for 2019 performance, stock-based compensation granted in 2019 (based on the grant date fair value) and other payments made in 2019 (including 401(k) employer match and group term life benefits). We annualized the compensation of employees who joined the Company during 2019. The annual total compensation of our median employee (other than the Chief Executive Officer) for 2019 was $292,657. As disclosed in the Summary Compensation Table appearing on page 40, our Chief Executive Officer’s annual total compensation for 2019 was $4,724,560. Based on the foregoing, our estimate of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees was approximately 16 to 1. Given the different methodologies that public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies. Neither the compensation committee nor our management used our pay ratio in making compensation decisions.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2019 to each of our directors, other than Dr. Mates who does not receive compensation for her service as a director.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards(2) ($)	Stock Awards(3) ($)		Total ($)
Christopher Alafi, Ph.D.(4)	57,971	182,766	—		240,737
Richard Lerner, M.D.(5)	54,954	182,766	—		237,720
Joel S. Marcus(6)	60,000	—	182,765	(8)	242,765
Rory Riggs(7)	57,971	—	182,765	(9)	240,736
Robert L. Van Nostrand(10)	69,977	182,766	—		252,743

(1)

These amounts represent the amount of cash fees that each non-employee director elected to receive as fully vested shares of common stock as described below under “—Director Compensation Policy,” except that Mr. Van Nostrand elected to receive $23,309 of his cash fees as fully vested shares of common stock and the remainder of such fees in cash and Mr. Marcus elected to receive all of his fees in cash.

(2)

These amounts represent the aggregate grant date fair value for option awards granted to our directors, computed in accordance with FASB ASC Topic 718. See Note 5 to our audited financial statements for the fiscal year ended December 31, 2019 included in our Annual Report on Form 10-K for the year ended December 31, 2019 for details as to the assumptions used to calculate the fair value of the option awards. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” in our Annual Report on Form 10-K for the year ended December 31, 2019.

(3)

These amounts represent the aggregate grant date fair value of stock awards granted to our directors, computed in accordance with FASB ASC 718. See Note 5 to our audited financial statements for the fiscal year ended December 31, 2019 included in our Annual Report on Form 10-K for the year ended December 31, 2019 for details as to the assumptions used to calculate the fair value of the option awards. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” in our Annual Report on Form 10-K for the year ended December 31, 2019.

(4)	As of December 31, 2019, Dr. Alafi held options to purchase 149,375 shares of our common stock, of which options to purchase 129,375 shares were vested.
(5)	As of December 31, 2019, Dr. Lerner, individually, held no options to purchase shares of our common stock. The Lerner Family Trust UAD 11/14/94, or the Lerner Family Trust, held options to purchase

190,000 shares of our common stock, 170,000 of which were vested. Dr. Lerner shares voting and investment control with respect to the options held by the Lerner Family Trust.
(6)	As of December 31, 2019, Mr. Marcus held options to purchase 60,000 shares of our common stock, of which options to purchase all shares were vested.
(7)	As of December 31, 2019, Mr. Riggs held options to purchase 100,000 shares of our common stock, of which options to purchase all shares were vested.
(8)	As of December 31, 2019, Mr. Marcus held 14,005 restricted stock units which vest on June 25, 2020.
(9)	As of December 31, 2019, Mr. Riggs held 14,005 restricted stock units which vest on June 25, 2020.
(10)	As of December 31, 2019, Mr. Van Nostrand held options to purchase 140,000 shares of our common stock, of which options to purchase 120,000 shares were vested.

Director Compensation Policy

In June 2014, our board of directors adopted the non-employee director compensation policy, or our director compensation policy, which was amended in March 2016, December 2017, June 2018 and February 2020. The policy is designed to seek to ensure that the compensation aligns our non-employee directors’ interests with the long-term interests of our stockholders, that the structure of the compensation is simple, transparent and easy for stockholders to understand and that our non-employee directors are fairly compensated. Directors who are also our employees, such as Dr. Mates, will not receive additional compensation for their services as directors.

Pursuant to our director compensation policy, in each year of a non-employee director’s tenure, the director is granted a non-qualified stock option to purchase 20,000 shares of our common stock on the date of our annual meeting of stockholders (or the number of restricted stock units having the equivalent value, as elected by the director at least 30 days prior to the date of the annual meeting of stockholders). Upon the initial election or appointment to the board of directors, new non-employee directors are granted a non-qualified stock option to purchase 20,000 shares of our common stock. All annual and initial stock option and restricted stock unit grants to our non-employee directors under the director compensation policy fully vest on the one year anniversary of the grant date and fully vest immediately prior to a change of control, as defined in our director compensation policy. Pursuant to our current director compensation policy, each non-employee director is paid an annual retainer of $45,000, or $65,000 in the case of the chairperson or lead independent director, as applicable, for their services. For 2019, the annual retainer was $40,000 for non-employee directors, or $60,000 in the case of the chairperson or lead independent director. Our committee members receive additional annual retainers as follows:

Committee	Chairman	Member
Audit Committee	$20,000	$10,000
Compensation Committee	15,000	8,000
Nominating and Governance Committee	10,000	5,000

Cash fees payable to our non-employee directors are paid quarterly. Upon the initial election or appointment to the board of directors, new non-employee directors receive a pro rata portion of his or her cash fee for the quarter in which he or she was first elected or appointed. In lieu of all or a portion of the annual cash fees, each non-employee director may elect to receive fully-vested shares of common stock or a fully-vested non-qualified stock option under the 2018 Plan for the equivalent value of the cash fees due. The number of shares of fully-vested common stock will be calculated by dividing the cash fees by the fair market value of our common stock as determined under the 2018 Plan on the last business day of the applicable fiscal quarter. The number of shares of common stock underlying the stock option will be calculated by determining the number of shares that is equivalent to the cash fees due as determined using the Black-Scholes value applicable to our stock option grants calculated on the last business day of the applicable fiscal quarter.

We have reimbursed and will continue to reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our board of directors and committees of the board of directors and in connection with other business related to our board of directors.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2019.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	6,039,945	(1)	$16.81	(2)	2,208,317	(3)
Equity compensation plans not approved by security holders	—		—		1,000,000	(4)
Total	6,039,945	(1)	$16.81	(2)	3,208,317

(1)

Consists of options to purchase 391,292 shares of common stock outstanding under the 2003 Equity Incentive Plan, or 2003 Plan, options to purchase 5,648,653 shares of common stock outstanding under the 2018 Plan, and 1,268,679 shares of common stock subject to restricted stock units outstanding under the 2018 Plan as of December 31, 2019. Does not include up to an additional 391,292 shares reserved under the 2018 Plan solely after the cancellation or expiration of any unexercised stock options outstanding under the 2003 Plan that we assumed in the Merger, subject to adjustment as provided in the plan. The 2003 Plan terminated by its terms in July 2013. As a result of such termination, no additional awards may be granted under the 2003 Plan, but equity awards previously granted under the 2003 Plan will remain outstanding and continue to be governed by the terms of the 2003 Plan.

(2)	Reflects the weighted-average exercise price of the options to purchase common stock outstanding at December 31, 2019.
(3)	Consists of 2,208,317 shares of common stock reserved under the 2018 Plan as of December 31, 2019.
(4)

Consists of shares of common stock reserved under our 2019 Inducement Award Plan as of December 31, 2019. There were no equity awards outstanding under the 2019 Inducement Award Plan as of December 2019.

REPORT OF AUDIT COMMITTEE

The audit committee of the board of directors, which consists entirely of directors who meet the independence and experience requirements of The Nasdaq Stock Market, has furnished the following report:

The audit committee assists the board of directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the board of directors, which is available on our website at https://ir.intracellulartherapies.com/corporate-governance. This committee reviews and reassesses its charter annually and recommends any changes to the board of directors for approval. The audit committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Ernst & Young LLP, our independent registered public accounting firm. In fulfilling its responsibilities for the financial statements for fiscal year 2019, the audit committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019 with management and Ernst & Young LLP;

•	Discussed with Ernst & Young LLP the matters required to be discussed in accordance with Auditing Standard No. 1301—Communications with Audit Committees; and

•

Received written disclosures and the letter from Ernst & Young LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the audit committee and the audit committee further discussed with Ernst & Young LLP their independence. The audit committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the audit committee’s review of the audited financial statements and discussions with management and Ernst & Young LLP, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.

Members of the Audit Committee

Robert L. Van Nostrand, Chair

Richard Lerner, M.D.

Rory B. Riggs

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Our records reflect that all reports that were required to be filed with the SEC pursuant to Section 16(a) of the Exchange Act with respect to fiscal 2019 were filed on a timely basis, except that one report was filed late with respect to one transaction by Richard Lerner, M.D.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In addition to the director and executive officer compensation arrangements discussed above in “Executive Officer and Director Compensation,” since January 1, 2019, we have engaged in the following transactions in which the amount involved exceeded $120,000 and in which any director, executive officer or holder of more than 5% of our voting securities, whom we refer to as our principal stockholders, or affiliates or immediate family members of our directors, executive officers and principal stockholders, had or will have a material interest. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

One of our directors is affiliated with one of our principal stockholders as indicated in the table below:

Director	Affiliation with Principal Stockholder
Christopher Alafi, Ph.D.	Dr. Alafi is a Managing Partner of Alafi Capital Company, LLC.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements, our restated certificate of incorporation and our restated bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Lease Agreement

On March 31, 2014, we entered into a long-term lease, which was amended in 2015, with ARE-East River Science Park LLC for 16,753 square feet of useable laboratory and office space located at 430 East 29th Street, New York, New York 10016. In September 2018, we further amended the lease to obtain an additional 15,534 square feet of office space beginning October 1, 2018 and to extend the term of the lease for previously acquired space. The lease, as amended, has a term of 14.3 years ending in May 2029. Joel S. Marcus, one of our directors, is Chairman and Founder of Alexandria Real Estate Equities, Inc., which is the parent company to the landlord under the lease.

Policy for Approval of Related Person Transactions

Pursuant to the written charter of our audit committee, the audit committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any parties related to us, including our executive officers, our directors, beneficial owners of more than 5% of our securities, immediate family members of the foregoing persons and any other persons whom our board of directors determines may be considered related parties under Item 404 of Regulation S-K, has or will have a direct or indirect material interest.

In reviewing and approving such transactions, the audit committee will obtain, or will direct our management to obtain on its behalf, all information that the committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion will be held of the relevant factors if deemed to be necessary by the committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the committee. This approval authority may also be delegated to the chair of the audit committee in some circumstances. No related party transaction will be entered into prior to the completion of these procedures.

The audit committee or its chair, as the case may be, will approve only those related party transactions that are determined to be in, or not inconsistent with, the best interests of us and our stockholders, taking into account all available facts and circumstances as the committee or the chair determines in good faith to be necessary in accordance with principles of Delaware law generally applicable to directors of a Delaware corporation. These facts and circumstances will typically include, but not be limited to, the benefits of the transaction to us; the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. No member of the audit committee will participate in any review, consideration or approval of any related party transaction with respect to which the member or any of his or her immediate family members has an interest.

PROPOSAL 1:

ELECTION OF ONE CLASS 1 DIRECTOR TO HOLD OFFICE UNTIL THE 2023 ANNUAL MEETING

On April 6, 2020, our board of directors nominated Richard Lerner, M.D. for election at the annual meeting. The board of directors currently consists of six members, classified into three classes as follows: (1) Richard Lerner, M.D. constitutes a class with a term ending at the 2020 annual meeting; (2) Christopher Alafi, Ph.D. and Joel S. Marcus constitute a class with a term ending at the 2021 annual meeting; and (3) Sharon Mates, Ph.D., Rory B. Riggs and Robert L. Van Nostrand constitute a class with a term ending at the 2022 annual meeting. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

The board of directors has voted to nominate Richard Lerner, M.D. for election at the annual meeting for a term of three years to serve until the 2023 annual meeting of stockholders, and until his successor is elected and qualified. The Class 2 directors (Christopher Alafi, Ph.D. and Joel S. Marcus) and Class 3 directors (Sharon Mates, Ph.D., Rory B. Riggs and Robert L. Van Nostrand) will serve until the annual meetings of stockholders to be held in 2021 and 2022, respectively, and until their respective successors have been elected and qualified.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election of Richard Lerner, M.D. as a director. In the event that the nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the board of directors may recommend in the nominee’s place. We have no reason to believe that the nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted “FOR” the nominee at the annual meeting is required to elect the nominee as a director.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF RICHARD LERNER, M.D. AS A DIRECTOR, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 2

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE INTRA-CELLULAR THERAPIES, INC. 2018 EQUITY INCENTIVE PLAN

General

Our board of directors approved an amendment and restatement of our 2018 Equity Incentive Plan, or the 2018 Plan, on April 6, 2020, subject to approval by our stockholders. Throughout this proxy statement, we refer to the 2018 Plan, as amended and restated by our board of directors on April 6, 2020, as the “Amended 2018 Plan.”

In this Proposal 2, we are seeking stockholder approval of the Amended 2018 Plan to make the following material changes to the 2018 Plan:

•	The aggregate number of shares of our common stock that may be issued under the Amended 2018 Plan is increased by 6,500,000 shares, subject to adjustment for certain changes in our capitalization.

•

The aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of incentive stock options under the Amended 2018 Plan is increased by 13,000,000 shares, subject to adjustment for certain changes in our capitalization.

•

The 2018 Plan provides that if a corporate transaction occurs and the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding awards under the 2018 Plan, or substitute similar stock awards for such outstanding awards, then with respect to any such awards that have not been assumed, continued or substituted and that are held by participants whose continuous service has not terminated prior to the corporate transaction, the vesting of such awards will be accelerated in full to a date prior to the corporate transaction (contingent upon the closing or completion of the corporate transaction). The Amended 2018 Plan retains such provision, but specifies that for purposes of such acceleration, with respect to any such awards that are subject to performance-based vesting conditions or requirements, vesting will be deemed to be satisfied at the target level of performance.

Currently, we maintain the 2018 Plan to grant equity awards to our employees, consultants and directors. In addition, we maintain our 2019 Inducement Award Plan to grant equity awards to our newly hired employees. However, we have not granted any additional awards under our 2019 Inducement Award Plan following April 2, 2020 and we will continue to not grant any additional awards under our 2019 Inducement Award Plan, unless this Proposal 2 is not approved by our stockholders (in which case, we may grant additional awards under our 2019 Inducement Award Plan after the date of the annual meeting).

If this Proposal 2 is approved by our stockholders, the Amended 2018 Plan will become effective as of the date of its approval by our stockholders at the annual meeting and we will continue to not grant any additional awards under our 2019 Inducement Award Plan. In the event that our stockholders do not approve this Proposal 2, the Amended 2018 Plan will not become effective, the 2018 Plan will continue in its current form, and we may grant additional awards under our 2019 Inducement Award Plan after the date of the annual meeting.

The following table provides certain information regarding our equity incentive program.

As of April 2, 2020
Total number of shares of common stock subject to outstanding stock options	5,116,835
Weighted-average exercise price of outstanding stock options	$17.85
Weighted-average remaining term of outstanding stock options	7.14 years
Total number of shares of common stock subject to outstanding full value awards	722,651
Total number of shares of common stock available for grant under the 2018 Plan(1)	723,831

(1)

Although there were 685,862 shares available for grant under our 2019 Inducement Award Plan as of April 2, 2020, we have not granted any additional awards under our 2019 Inducement Award Plan following April 2, 2020 and we will continue to not grant any additional awards under our 2019 Inducement Award Plan, unless this Proposal 2 is not approved by our stockholders. As of April 2, 2020, there were no shares available for grant under any of our equity incentive plans, other than the 2018 Plan and our 2019 Inducement Award Plan.

As of April 6, 2020
Total number of shares of common stock outstanding	66,200,761
Per-share closing price of common stock as reported on Nasdaq Global Select Market	$15.48

The following table shows our 3-year burn rate history. For purposes of the following table, (i) “appreciation awards” means the number of shares of our common stock subject to stock options and stock appreciation rights granted in each year and (ii) “full value awards” means the sum of the number of shares of our common stock subject to all time-based full value awards granted in each year and, where applicable, the number of shares of our common stock subject to all performance-based full value awards granted in each year.

As of December 31	2019	2018	2017
Appreciation awards	1,833,102	1,175,187	982,993
Full value awards	1,015,560	613,149	154,922
Weighted-average number of shares of common stock outstanding	55,186,206	54,707,865	46,181,926
Burn Rate(1)	5.16%	3.27%	2.46%

(1)

Burn Rate is calculated as: (shares subject to appreciation awards (as defined above for purposes of this table) + shares subject to full value awards (as defined above for purposes of this table))/weighted average shares outstanding.

The Amended 2018 Plan includes the following provisions:

•

No Liberal Share Recycling: Shares that are withheld to satisfy any tax withholding obligation related to any stock award or for payment of the exercise price or purchase price of any stock award under the Amended 2018 Plan will not again become available for issuance under the Amended 2018 Plan.

•

No Discounted Options or Stock Appreciation Rights: Stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•

No Repricing Without Stockholder Approval: We may not, without stockholder approval, (i) reduce the exercise price of a stock option or stock appreciation right or (ii) exchange such stock option or stock appreciation right for a new option or stock appreciation right with a lower exercise price or for any other stock award or cash.

•

No Transferability: Stock awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Plan Administrator (as defined below in “Summary of Material Features of the Amended 2018 Plan—Plan Administration”).

•

Minimum Vesting Requirements: The Amended 2018 Plan provides that no stock award may vest until at least 12 months following the date of grant of such stock award, except that shares up to 5% of the share reserve of the Amended 2018 Plan may be issued pursuant to awards that do not meet such vesting requirements.

•

Restrictions on Dividends: The Amended 2018 Plan provides that (i) no dividends or dividend equivalents may be paid with respect to any shares of our common stock subject to a stock award before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable stock award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.

Reasons for Approval of the Amended 2018 Plan

Our board of directors, the compensation committee and management believe that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve strong performance in the future. The Amended 2018 Plan will maintain and enhance the key policies and practices adopted by our management and board of directors to align employee and stockholder interests and to link compensation to Company performance. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We believe that the Amended 2018 Plan is essential to permit our management to continue to provide long-term, equity-based incentives to present and future key employees, consultants and directors because the number of shares currently remaining available for issuance pursuant to future awards under the 2018 Plan (723,831 as of April 2, 2020) is not sufficient for future granting needs.

The Amended 2018 Plan is also being submitted to stockholders for approval at the annual meeting in order to ensure favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Approval by our stockholders of the Amended 2018 Plan is also required by the listing rules of the Nasdaq Stock Market.

The following is a brief summary of the Amended 2018 Plan. This summary is qualified in its entirety by reference to the text of the Amended 2018 Plan, a copy of which is attached as Annex A to this Proxy Statement.

Summary of Material Features of the Amended 2018 Plan

Eligibility. The Amended 2018 Plan allows the Plan Administrator (as defined below) to make grants of stock options, restricted and unrestricted stock awards, restricted stock unit awards and other stock-based awards to employees, consultants and directors who, in the opinion of the Plan Administrator, are in a position to make a significant contribution to our long-term success. All employees, directors and consultants of the Company and its affiliates are eligible to participate in the Amended 2018 Plan. As of April 6, 2020, we (including our affiliates) had approximately 392 employees, five consultants and five non-employee directors.

Shares Available for Issuance. Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the Amended 2018 Plan will not exceed the sum of (i) 11,892,915 shares (which number is the sum of (a) 4,750,000 shares that were approved at the 2018 annual meeting of stockholders, (b) 6,500,000 newly requested shares, and (c) 642,915 shares (the number of unallocated shares that were available for grant under our 2013 Plan as of the effective date of the 2018 Plan), plus (ii) the Prior Plan Returning Shares (as defined below), as such shares become available from time to time.

For purposes of this proposal, the term “Prior Plan Returning Shares” refers to the following shares of our common stock subject to any outstanding stock award granted under our 2003 Plan, our 2013 Plan or our 2019 Inducement Award Plan (each, a “Prior Plan Award”): (i) any shares subject to such stock award that are not issued because such stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) any shares subject to such stock award that are not issued because such stock award is settled in cash; and (iii) any shares issued pursuant to such stock award that are forfeited back to or repurchased by us because of a failure to vest.

The following shares of our common stock (collectively, the “Amended 2018 Plan Returning Shares”) will also become available again for issuance under the Amended 2018 Plan: (i) any shares subject to a stock award granted under the Amended 2018 Plan that are not issued because such stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) any shares subject to a stock award granted under the Amended 2018 Plan that are not issued because such stock award is settled in cash; and (iii) any shares issued pursuant to a stock award granted under the Amended 2018 Plan that are forfeited back to or repurchased by us because of a failure to vest.

The following shares of our common stock will not become available again for issuance under the Amended 2018 Plan: (i) any shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with a stock award granted under the Amended 2018 Plan or a Prior Plan Award; (ii) any shares that are reacquired or withheld (or not issued) by us to satisfy the exercise or purchase price of a stock award granted under the Amended 2018 Plan or a Prior Plan Award; (iii) upon exercise of a stock appreciation right granted under the Amended 2018 Plan or a Prior Plan Award that is a stock appreciation right, the gross number of shares exercised; and (iv) any shares repurchased by us on the open market with the proceeds of the exercise or purchase price of a stock award granted under the Amended 2018 Plan or a Prior Plan Award.

The number of shares of our common stock available for issuance under the Amended 2018 Plan will be reduced by: (i) one share for each share issued pursuant to a stock option or stock appreciation right with an exercise price that is at least 100% of the fair market value of our common stock on the date of grant (an “Appreciation Award”) granted under the Amended 2018 Plan; and (ii) 1.3 shares for each share issued pursuant to a stock award that is not an Appreciation Award (a “Full Value Award”) granted under the Amended 2018 Plan.

The number of shares of our common stock available for issuance under the Amended 2018 Plan will be increased by: (i) one share for each Prior Plan Returning Share or Amended 2018 Plan Returning Share subject to an Appreciation Award; and (ii) 1.3 shares for each Prior Plan Returning Share or Amended 2018 Plan Returning Share subject to a Full Value Award.

Minimum Vesting Requirements. Under the Amended 2018 Plan, no stock award may vest until at least 12 months following the date of grant of such stock award, except that shares constituting up to 5% of the share reserve of the Amended 2018 Plan may be issued pursuant to awards that do not meet such vesting requirements.

Dividends and Dividend Equivalents. The Amended 2018 Plan provides that dividends or dividend equivalents may be paid or credited with respect to any shares of our common stock subject to a stock award; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.

Stock Options. Stock options granted under the Amended 2018 Plan may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or nonstatutory stock options, which are not intended to meet those requirements. Incentive stock options may only be granted to employees of the Company and its affiliates. Nonstatutory stock options may be granted to employees, directors and consultants of the Company and its affiliates. The term of each stock option may not be longer than ten years (except as noted below with respect to certain incentive stock options). The exercise price of each stock option may not be less than 100% of the fair market value of our common stock on the date of grant (except as noted below with respect to certain incentive stock options).

Award agreements for stock options include rules for exercise of the stock options after termination of service. Stock options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 18 months after termination of service on account of death or 12 months after termination of service on account of total and permanent disability, but will not be exercisable if the termination of service was due to cause.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the Amended 2018 Plan will be determined by the Plan Administrator (as defined below) and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for nonstatutory stock options only); or (v) in other legal consideration approved by the Plan Administrator.

Stock options granted under the Amended 2018 Plan may vest and become exercisable in cumulative increments, as determined by the Plan Administrator (as defined below) at the rate specified in the stock option agreement (subject to the limitations described in “Minimum Vesting Requirements” above).

Limitations on Incentive Stock Options. The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to incentive stock options that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as incentive stock options are treated as nonstatutory stock options. No incentive stock option may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied: (i) the exercise price of the incentive stock option must be at least 110% of the fair market value of our common stock on the date of grant; and (ii) the term of the incentive stock option must not exceed five years from the date of grant. Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of incentive stock options under the Amended 2018 Plan is 22,500,000 shares.

Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain time or performance-based vesting conditions, as determined by the Plan Administrator (as defined below) (subject to the limitations described in “Minimum Vesting Requirements” above). If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock may be forfeited to or repurchased by us. Upon a grantee’s termination of service for any reason, any shares of restricted stock held by the grantee that have not vested as of such termination date may be forfeited to or repurchased by us.

During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote and accrue dividends on the restricted shares (subject to the limitations described in “Dividends and Dividend Equivalents” above), but he or she may not sell the shares until the restrictions are lifted.

A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us or any of our affiliates, or any other form of legal consideration acceptable to the Plan Administrator (as defined below).

Restricted Stock Unit Awards. Restricted stock unit awards may be granted under the Amended 2018 Plan. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator (as defined below). A restricted stock unit award may be settled by the delivery of shares of our common stock or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator (subject to the limitations described in “Minimum Vesting Requirements” above). Except as otherwise provided in a participant’s restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of service for any reason.

Other Stock-Based Awards. The Amended 2018 Plan also authorizes the grant of other types of stock-based compensation including, but not limited to stock appreciation rights. Our board of directors or an authorized committee may award such stock-based awards subject to such conditions and restrictions as it may determine, subject to the terms of the Amended 2018 Plan (including the limitations described in “Minimum Vesting Requirements” above). These conditions and restrictions may include continued service with us through a specified restricted period or achievement of one or more performance goals.

Plan Administration. In accordance with the terms of the Amended 2018 Plan, our board of directors has authorized our compensation committee to administer the Amended 2018 Plan. Our board of directors and our compensation committee are each considered to be a “Plan Administrator” for purposes of this proposal.

In accordance with the provisions of the Amended 2018 Plan, the Plan Administrator determines the terms of awards, including:

•	which employees, directors and consultants will be granted awards;

•	the types of awards to be granted;

•	the number of shares subject to each award;

•	the vesting provisions of each award (subject to the limitations described in “Minimum Vesting Requirements” above);

•	the termination or cancellation provisions applicable to awards; and

•	all other terms and conditions upon which each award may be granted in accordance with the Amended 2018 Plan.

In addition, the Plan Administrator has the authority to provide for accelerated vesting of outstanding awards and may, in its discretion, amend any term or condition of an outstanding award, provided that (i) such term or condition as amended is permitted by the Amended 2018 Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made if the amendment impairs the participant’s rights, except as otherwise provided in the Amended 2018 Plan.

The Plan Administrator may also delegate to one or more officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares of our common stock subject to such stock awards. Under any such delegation, the Plan Administrator will specify the total number of shares of our common stock that may be subject to the stock awards granted by such officer. The officer may not grant a stock award to himself or herself.

Repricing; Cancellation and Re-Grant of Stock Awards. Under the Amended 2018 Plan, the Plan Administrator may not, without stockholder approval, (i) reprice any outstanding stock option or stock appreciation right by reducing the exercise price of the stock option or stock appreciation right or (ii) cancel any outstanding stock option or stock appreciation right in exchange for a replacement stock option or stock appreciation right that has a lower exercise price, or for any other stock award or cash. In addition, the Plan Administrator will not take any other action that is considered a direct or indirect “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which our common stock is listed, including any action that is treated as a repricing under generally accepted accounting principles.

Changes to Capital Structure. In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the classes and maximum number of securities subject to the Amended 2018 Plan; (ii) the classes and maximum number of securities that may be issued pursuant to the exercise of incentive stock options; (iii) the classes and number of securities and price per share of stock subject to outstanding stock awards; and (iv) performance conditions applicable to outstanding stock awards.

Corporate Transactions. The following provisions will apply to outstanding stock awards under the Amended 2018 Plan in the event of a corporate transaction (as defined in the Amended 2018 Plan and described below) unless otherwise provided in the instrument evidencing the stock award, in any other written arrangement between us or one of our affiliates and the participant, or in our director compensation policy.

In the event of a corporate transaction, any surviving or acquiring corporation (or its parent company) may assume or continue any or all outstanding stock awards under the Amended 2018 Plan, or may substitute similar stock awards for such outstanding stock awards (including, but not limited to, awards to acquire the same consideration paid to our stockholders pursuant to the corporate transaction), and any reacquisition or repurchase rights held by us in respect of shares issued pursuant to any outstanding stock awards under the Amended 2018 Plan may be assigned by us to the surviving or acquiring corporation (or its parent company). The terms of any such assumption, continuation or substitution will be set by the Plan Administrator.

In the event of a corporate transaction in which the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding stock awards under the Amended 2018 Plan, or substitute similar stock awards for such outstanding stock awards, then with respect to any such stock awards that have not been assumed, continued or substituted and that are held by participants whose service has not terminated prior to the effective time of the corporate transaction (the “Current Participants”), the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full (and with respect to any such stock awards that are subject to performance-based vesting conditions or requirements, vesting will be deemed to be satisfied at the target level of performance) to a date prior to the effective time of the corporate transaction (contingent upon the closing or completion of the corporate transaction) as the Plan Administrator will determine (or, if the Plan Administrator does not determine such a date, to the date that is five days prior to the effective time of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction in accordance with the exercise procedures determined by the Plan Administrator, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the closing or completion of the corporate transaction).

In the event of a corporate transaction in which the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding stock awards under the Amended 2018 Plan, or substitute similar stock awards for such outstanding stock awards, then with respect to any such stock awards that have not been assumed, continued or substituted and that are held by participants other than the Current Participants, such stock awards will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction in accordance with the exercise procedures determined by the Plan Administrator; provided, however, that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.

Notwithstanding the foregoing, in the event any outstanding stock award under the Amended 2018 Plan held by a participant will terminate if not exercised prior to the effective time of a corporate transaction, the Plan Administrator may provide that the participant may not exercise such stock award but instead will receive a payment, in such form as may be determined by the Plan Administrator, equal in value to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of such stock award immediately prior to the effective time of the corporate transaction, over (ii) any exercise price payable by the participant in connection with such exercise.

For purposes of the Amended 2018 Plan, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of at least 90% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to the transaction are converted or exchanged into other property by virtue of the transaction.

Amendment and Termination. The Plan Administrator will have the authority to amend or terminate the Amended 2018 Plan at any time. However, except as otherwise provided in the Amended 2018 Plan, no amendment or termination of the Amended 2018 Plan may materially impair a participant’s rights under his or her outstanding awards without the participant’s consent. We will obtain stockholder approval of any amendment to the Amended 2018 Plan as required by applicable law and listing requirements.

Duration of Amended 2018 Plan. The Amended 2018 Plan will expire by its terms on June 18, 2028.

Federal Income Tax Considerations

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the Amended 2018 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the Amended 2018 Plan. The Amended 2018 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Incentive Stock Options. The Amended 2018 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. If the participant holds a share received upon exercise of an incentive stock option for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired upon exercise of an incentive stock option before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an incentive stock option exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed a tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired upon exercise of an incentive stock option after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness and the provisions of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Nonstatutory Stock Options. Generally, there is no taxation upon the grant of a nonstatutory stock option if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Restricted Stock Awards. Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards. Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exemption to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exemption to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights. Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of our tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Section 162(m) Limitations. Under Section 162(m) of the Code, compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible. Awards granted under the Amended 2018 Plan will be subject to the deduction limit under Section 162(m) of the Code and will not be eligible to qualify for the performance-based compensation exception under Section 162(m) of the Code pursuant to the transition relief provided by the Tax Cuts and Jobs Act. For further information regarding the deduction limit under Section 162(m) of the Code and such transition relief, please see the section entitled “Compensation Discussion and Analysis—Additional Compensation Information—Accounting and Tax Considerations.”

New Plan Benefits under Amended 2018 Plan

Name and Position	Number of Shares
Sharon Mates, Ph.D.(1)	—
Chairman, President and Chief Executive Officer
Lawrence J. Hineline(1)	—
Senior Vice President of Finance, Chief Financial Officer, Treasurer and Assistant Secretary
Michael I. Halstead(1)	—
Executive Vice President, General Counsel and Secretary
Andrew Satlin, M.D.(1)	—
Executive Vice President, Chief Medical Officer
Mark Neumann(1)	—
Executive Vice President, Chief Commercial Officer
All current executive officers as a group(1)	—
All current directors who are not executive officers as a group(2)	100,000 per calendar year
All employees, including all current officers who are not executive officers, as a group(1)	—

(1)

Awards granted under the Amended 2018 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2018 Plan, and our board of directors and compensation committee have not granted any awards under the Amended 2018 Plan subject to stockholder approval of this proposal. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the Amended 2018 Plan are not determinable.

(2)

Awards granted under the Amended 2018 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2018 Plan. However, pursuant to our current compensation program for non-employee directors, each of our current non-employee directors is eligible to receive an annual grant of a stock option to purchase 20,000 shares of our common stock (or the number of restricted stock units having the equivalent value, as elected by the director at least 30 days prior to the date of grant). On and after the date of the annual meeting, any such stock options (or restricted stock units, if so elected) will be granted under the Amended 2018 Plan if this proposal is approved by our stockholders. In addition, in lieu of all or a portion of his or her annual cash fees, each non-employee director may elect to receive a stock award of fully-vested shares of our common stock or a fully-vested stock option for the equivalent value of the cash fees due. After the date of the annual meeting, any such stock awards and stock options will be granted under the Amended 2018 Plan if this proposal is approved by our stockholders, but the number of shares subject to any such stock awards or stock options is not determinable at this time because (i) the number of shares subject to any such stock award will be calculated by dividing the cash fees by the fair market value of our common stock on the last business day of the applicable fiscal quarter and (ii) the number of shares subject to any such stock option will be calculated by determining the number of shares that is equivalent to the cash fees due as determined using the Black-Scholes value applicable to our stock option grants calculated on the last business day of the applicable fiscal quarter. For additional information regarding our current compensation program for non-employee directors, please see “Director Compensation Policy” above.

Plan Benefits under 2018 Plan

The following table sets forth, for each of the individuals and various groups indicated, the total number of shares of our common stock subject to awards that have been granted under the 2018 Plan as of April 6, 2020.

Name and Position	Number of Shares
Sharon Mates, Ph.D.	482,229
Chairman, President and Chief Executive Officer
Lawrence J. Hineline	208,807
Senior Vice President of Finance, Chief Financial Officer, Treasurer and Assistant Secretary
Michael I. Halstead	213,403
Executive Vice President, General Counsel and Secretary
Andrew Satlin, M.D.	236,715
Executive Vice President, Chief Medical Officer
Mark Neumann	222,728
Executive Vice President, Chief Commercial Officer
All current executive officers as a group	1,363,882
All current directors who are not executive officers as a group	88,010
Each nominee for election as a director
Richard Lerner, M.D.	20,000
Each associate of any executive officers, current directors or director nominees	—
Each other person who received or is to receive 5% of awards	—
All employees, including all current officers who are not executive officers, as a group	3,086,612

Required Vote and Board of Directors Recommendation

The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to approve the Amended 2018 Plan.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE AMENDED 2018 PLAN, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE APPROVAL OF THE AMENDED 2018 PLAN UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 3:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed Ernst & Young LLP, as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2020. The board of directors proposes that the stockholders ratify this appointment. Ernst & Young LLP audited our financial statements for the fiscal year ended December 31, 2019. We expect that representatives of Ernst & Young LLP will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

In deciding to appoint Ernst & Young LLP, the audit committee reviewed auditor independence issues and existing commercial relationships with Ernst & Young LLP and concluded that Ernst & Young LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2020.

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2019 and 2018, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2019	2018
Audit Fees(1)	$1,288,932	$915,576
Audit-Related Fees	—	—
Tax Fees(2)	$252,250	$158,000
All Other Fees	—	—
Total	$1,541,182	$1,073,576

(1)

Audit fees consisted of audit work performed in the preparation of financial statements and services in connection with our periodic and current SEC filings and registration statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits.

(2)	Tax fees consist principally of assistance with matters related to federal, state, local and foreign tax consulting, compliance and reporting.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Public Accountant

Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the audit committee for approval.

1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and include fees in the areas of tax compliance, tax planning, and tax advice.

4. Other Fees are those associated with services not captured in the other categories. We generally do not request such services from our independent registered public accounting firm.

Prior to engagement, the audit committee pre-approves these services by category of service. The fees are budgeted and the audit committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging our independent registered public accounting firm.

The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, the audit committee will reconsider its appointment.

The affirmative vote of a majority of the shares cast affirmatively or negatively at the annual meeting is required to ratify the appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 4:

ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT

We are seeking your advisory vote as required by Section 14A of the Exchange Act on the approval of the compensation of our named executive officers as described in the Compensation Discussion and Analysis, the compensation tables and related material contained in this proxy statement. Because your vote is advisory, it will not be binding on our compensation committee or our board of directors. However, the compensation committee and the board of directors will review the voting results and take them into consideration when making future decisions regarding executive compensation. We have determined to hold an advisory vote to approve the compensation of our named executive officers annually, and the next such advisory vote will occur at the 2021 annual meeting of stockholders.

Our overall compensation program is structured to attract, motivate and retain highly qualified executive officers by paying them competitively, consistent with our success and their contribution to that success. Our ability to excel depends on the skill, creativity, integrity and teamwork of our employees. Given the long product development cycles in our business, we believe that compensation should be structured to ensure that a portion of compensation opportunity will be related to factors that directly and indirectly influence long-term stockholder value. Our compensation philosophy has been driven by a number of factors that are closely linked with our broader strategic objectives.

Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy. The compensation committee and the board of directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals.

In accordance with the rules of the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the 2020 annual meeting of stockholders:

“RESOLVED, that the compensation paid to the named executive officers of Intra-Cellular Therapies, Inc., as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related material disclosed in this proxy statement, is hereby APPROVED.”

The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to approve, on an advisory basis, this resolution.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF ETHICS AND BUSINESS CONDUCT

We have adopted a code of ethics and business conduct that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is posted on our website at https://ir.intracellulartherapies.com/corporate-governance. Disclosure regarding any amendments to, or waivers from, provisions of the code of ethics and business conduct that apply to our directors, principal executive officer or principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of The Nasdaq Stock Market.

OTHER MATTERS

The board of directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2021 annual meeting of stockholders, we must receive stockholder proposals (other than for director nominations) no later than December 15, 2020. To be considered for presentation at the 2021 annual meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than January 27, 2021 and no later than February 26, 2021. Proposals that are not received in a timely manner will not be voted on at the 2021 annual meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Corporate Secretary, Intra-Cellular Therapies, Inc., 430 East 29th Street, New York, New York 10016.

New York, New York

April 9, 2020

Annex A

INTRA-CELLULAR THERAPIES, INC.

AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: APRIL 25, 2018

APPROVED BY THE STOCKHOLDERS: JUNE 18, 2018

AMENDED AND RESTATED BY THE BOARD OF DIRECTORS: APRIL 6, 2020

[APPROVED BY THE STOCKHOLDERS: MAY 27, 2020]

EFFECTIVE DATE: JUNE 18, 2018

1.    GENERAL.

(a)    Successor to and Continuation of 2013 Plan. The Plan is intended as the successor to and continuation of the Intra-Cellular Therapies, Inc. Amended and Restated 2013 Equity Incentive Plan (the “2013 Plan”). Following the Effective Date, no additional awards may be granted under the 2013 Plan or the Intra-Cellular Therapies, Inc. 2003 Equity Incentive Plan (the “2003 Plan”). Following April 2, 2020, no additional awards may be granted under the Intra-Cellular Therapies, Inc. 2019 Inducement Award Plan (the “Inducement Plan,” and each of the 2013 Plan, 2003 Plan and Inducement Plan, a “Prior Plan”). Any unallocated shares remaining available for grant under the 2013 Plan as of 12:01 a.m. Eastern Time on the Effective Date (the “2013 Plan’s Available Reserve”) will cease to be available under the 2013 Plan at such time and will be added to the Share Reserve (as defined in Section 3(a)(i)) and be then immediately available for grant and issuance pursuant to Awards granted under this Plan. From and after 12:01 a.m. Eastern Time on the Effective Date, all outstanding stock awards granted under the 2013 Plan or 2003 Plan will remain subject to the terms of the 2013 Plan or 2003 Plan, as applicable, and from and after 12:01 a.m. Eastern Time on April 2, 2020, all outstanding stock awards granted under the Inducement Plan will remain subject to the terms of the Inducement Plan (and for purposes of this Plan, a “Prior Plan Award” will mean any such outstanding stock award granted under the 2013 Plan, 2003 Plan or Inducement Plan); provided, however, that the Prior Plan Returning Shares (as defined in Section 3(a)(ii)) will immediately be added to the Share Reserve (as defined in Section 3(a)(i)) as and when such shares become Prior Plan Returning Shares and will become available for grant and issuance pursuant to Awards granted under this Plan. All Awards granted on or after 12:01 a.m. Eastern Time on the Effective Date will be subject to the terms of this Plan.

(b)    Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Stock Awards.

(c)    Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, and (vi) Other Stock Awards.

(d)    Purpose. The Plan, through the granting of Stock Awards, is intended to help the Company secure and retain the services of eligible award recipients, provides incentives for these persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2.    ADMINISTRATION.

(a)    Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)    Powers of Board. The Board will have the power, subject to, and within the limitations of, the express terms of the Plan:

(i)    To determine (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the terms of each Award, which need not be identical, including when the Participant will be permitted to exercise or otherwise receive Common Stock under the Award; (E) the number of shares of Common Stock subject to, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii)    To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it determines necessary or expedient to make the Plan or Award fully effective.

(iii)    To settle all controversies regarding the Plan and Stock Awards granted under it.

(iv)    To accelerate, in whole or in part, the time at which a Stock Award may be exercised or vest, or at which shares of Common Stock may be issued.

(v)    To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under his or her then-outstanding Award without the Participant’s written consent except as provided in Section 2(b)(viii).

(vi)    To amend the Plan in any respect the Board determines necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and nonqualified deferred compensation under Section 409A of the Code, and/or to make the Plan or Awards granted under the Plan exempt from or compliant with the requirements for Incentive Stock Options or nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. However, if required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially extends the term of the Plan, or (E) materially expands the types of Awards available for issuance under the Plan. Except as provided in Section 9(a) relating to Capitalization Adjustments, the Board may not without stockholder approval reduce the exercise price of an Option or Stock Appreciation Right or cancel any outstanding Option or Stock Appreciation Right in exchange for a replacement option or stock appreciation right having a lower exercise or strike price, or any other Stock Award or for cash. In addition, the Board shall not take any other action that is considered a direct or indirect “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed, including any action that is treated as a repricing under generally accepted accounting principles. Except as provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

(vii)    To submit any amendment to the Plan for stockholder approval, including, without limitation, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding Incentive Stock Options or (B) Rule 16b-3.

(viii)    To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, without limitation, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the affected Participant’s consent, and (B) the Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights; and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Stock Awards without the affected Participant’s consent: (A) to maintain the qualified status of the Stock Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if the change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(ix)    Generally, to exercise the powers and to perform the acts the Board determines necessary or expedient to promote the best interests of the Company and that are not in conflict with the terms of the Plan or Awards.

(x)    To adopt any procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States; provided, however, that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction.

(c)    Delegation to a Committee.

(i)    General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable. Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the terms of the Plan, that the Board or the Committee adopts from time to time. The Committee may, at any time, abolish the subcommittee and revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)    Rule 16b-3 Compliance. The Committee may consist solely of two or more Non-Employee Directors in accordance with Rule 16b-3.

(d)    Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(u)(iii).

(e)    Effect of the Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(f)    Minimum Vesting Requirements. No Award may vest (or, if applicable, be exercisable) until at least 12 months following the date of grant of the Award; provided, however, that shares of Common Stock up to 5% of the Share Reserve (as defined in Section 3(a)(i)) may be issued pursuant to Awards that do not meet such vesting (and, if applicable, exercisability) requirements.

(g)    Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to an Award, as determined by the Board and contained in the applicable Award Agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested under the terms of such Award Agreement, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such Award Agreement (including, but not limited to, any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date, if any, such shares are forfeited to or repurchased by the Company due to a failure to meet any vesting conditions under the terms of such Award Agreement.

3.    SHARES SUBJECT TO THE PLAN.

(a)    Share Reserve.

(i)    Subject to Section 3(a)(iv) and Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards will not exceed (A) 11,892,915 shares (which number is the sum of (i) 4,750,000 shares that were approved at the Company’s 2018 Annual Meeting of Stockholders, (ii) 6,500,000 shares that were approved at the Company’s 2020 Annual Meeting of Stockholders, and (iii) the number of shares (642,915) subject to the 2013 Plan’s Available Reserve), plus (B) the Prior Plan Returning Shares, if any, which become available for issuance under the Plan from time to time (such aggregate number of shares described in (A) and (B), the “Share Reserve”).

(ii)    For purposes of the Plan, the “Prior Plan Returning Shares” means the following shares of Common Stock subject to any Prior Plan Award: (i) any shares subject to such Prior Plan Award that are not issued because such Prior Plan Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Prior Plan Award having been issued; (ii) any shares subject to such Prior Plan Award that are not issued because such Prior Plan Award or any portion thereof is settled in cash; and (iii) any shares issued pursuant to such Prior Plan Award that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares.

(iii)    Subject to Section 3(b), the number of shares of Common Stock available for issuance under the Plan will be reduced by (A) one share for each share of Common Stock issued pursuant to an Appreciation Award granted under the Plan and (B) 1.3 shares for each share of Common Stock issued pursuant to a Full Value Award granted under the Plan.

(iv)    Subject to Section 3(b), the number of shares of Common Stock available for issuance under the Plan will be increased by (A) one share for each Prior Plan Returning Share or 2018 Plan Returning Share (as defined in Section 3(b)(i)) subject to an Appreciation Award and (B) 1.3 shares for each Prior Plan Returning Share or 2018 Plan Returning Share subject to a Full Value Award.

(b)    Reversion of Shares to the Share Reserve.

(i)    Shares Available for Subsequent Issuance. The following shares of Common Stock (collectively, the “2018 Plan Returning Shares”) will become available again for issuance under the Plan: (A) any shares subject to a Stock Award that are not issued because such Stock Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Stock Award having been issued; (B) any shares subject to a Stock Award that are not issued because such Stock Award or any portion thereof is settled in cash; and (C) any shares issued pursuant to a Stock Award that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares.

(ii)    Shares Not Available for Subsequent Issuance. Any shares reacquired or withheld (or not issued) by the Company in satisfaction of tax withholding obligations on a Stock Award or a Prior Plan Award or as consideration for the exercise or purchase price of a Stock Award or a Prior Plan Award will not again become available for issuance under the Plan. Upon exercise of SARs or any Prior Plan Award that is a stock appreciation right, the gross number of shares exercised shall be deducted from the total number of shares remaining available for issuance under the Plan. Any shares repurchased by the Company on the open market with the proceeds of the exercise or purchase price of a Stock Award or a Prior Plan Award will not again become available for issuance under the Plan.

(c)    Incentive Stock Option Limit. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 22,500,000 shares.

(d)    Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.    ELIGIBILITY.

(a)    Eligibility for Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” of the Company (as these terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as this term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying the Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted in connection with a corporate transaction such as a spin off transaction), or (ii) the Company, in consultation with its legal counsel, has determined that the Stock Awards are otherwise exempt from or alternatively comply with the distribution requirements of Section 409A of the Code.

(b)    Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of the Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

5.    OPTIONS AND STOCK APPRECIATION RIGHTS.

The Board will determine the form and the terms and conditions of each Option or SAR. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased upon the exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option, or portion of the Option, will be a Nonstatutory Stock Option. The terms of separate Options or SARs need not be identical; provided, however, that each Stock Award Agreement will conform to (through incorporation of provisions of the Plan by reference in the applicable Stock Award Agreement or otherwise) the substance of each of the following terms:

(a)    Term. Subject to Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of its grant or a shorter period specified in the Stock Award Agreement.

(b)    Exercise Price. Subject to Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to such Award if the Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right in connection with a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c)    Exercise Price for Options. The exercise price of Common Stock acquired upon the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the following methods of payment. The Board will have the authority to grant Options that permit any one or more of the following methods of payment (or to restrict the ability to use any particular method or methods) and to grant Options that require the Company’s consent to use a particular method of payment. The permitted methods of payment are:

(i)    by cash, check, bank draft or money order payable to the Company;

(ii)    pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock, results in the Company’s receipt of cash or check or the receipt of irrevocable instructions to pay the aggregate purchase price to the Company from the sales proceeds;

(iii)    by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv)    if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by a reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable after a “net exercise” to the extent that (A) shares issuable upon the exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of the exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v)    in any other form of legal consideration that the Board determines acceptable and specifies in the applicable Stock Award Agreement.

(d)    Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the terms of the Stock Appreciation Right Agreement evidencing the SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under the SAR, and with respect to which the Participant is exercising the SAR on the applicable exercise date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, or in any other form of consideration, as the Board determines and describes in the applicable Award Agreement evidencing such SAR.

(e)    Transferability of Options and SARs. The Board may, in its sole discretion, impose limitations on the transferability of Options and SARs as the Board determines. In the absence of a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i)    Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (and pursuant to Sections 5(e)(ii) and 5(e)(iii)), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit a transfer of the Option or SAR in a manner that is permissible under applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

(ii)    Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, the Option may be deemed to be a Nonstatutory Stock Option as a result of a transfer.

(iii)    Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or its designated broker), designate a third party who, on the Participant’s death, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from the exercise. In the absence of a designation, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from the exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that a designation would be inconsistent with applicable law.

(f)    Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Board will determine whether the Option or SAR is subject to other terms and conditions on the time or times when the Award may or may not be exercised, which may be based on the satisfaction of performance goals or other criteria. The vesting terms of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to Section 2(f) and any term in an Option or SAR specifying the minimum number of shares of Common Stock as to which the Option or SAR may be exercised.

(g)    Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement, which period will not be less than 30 days if necessary to comply with applicable law unless the Participant’s termination is for Cause); and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the designated time frame, the Option or SAR will terminate.

(h)    Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company or an Affiliate, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (which need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (which need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Stock Award Agreement.

(i)    Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise the Option or SAR as of the date of termination of Continuous Service), but only within the period of time ending on the earlier of (i) the date 12 months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Award Agreement, which period will not be less than six months if necessary to comply with applicable law), and (ii) the expiration of the term of the Option or SAR as set forth in the Stock Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j)    Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period, if any, specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise the Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (A) the date 18 months following the date of the Participant’s death (or such longer or shorter period specified in the Award Agreement, which period will not be less than six months if necessary to comply with applicable laws), and (B) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR will terminate.

(k)    Termination for Cause. Except as otherwise provided in the applicable Award Agreement or other agreement or other individual written agreement between the Participant and the Company or any Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon the Participant’s notification of a termination of Continuous Service for Cause and the Participant will be prohibited from exercising the Option or SAR from and after the time of the Participant’s notification of a termination of Continuous Service for Cause.

(l)    Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six months following the date of grant (although the Award may vest prior to that date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if a non-exempt Employee dies or suffers a Disability; (ii) upon a Corporate Transaction in which the Option or SAR is not assumed, continued, or substituted; or (iii) upon the Participant’s retirement (as that term may be defined in the applicable Award Agreement in another agreement between the Participant and the Company or an Affiliate, or, if no definition exists, in accordance with the Company’s then-current employment policies and guidelines), the vested portion of any Option and SAR held by the Employee may be exercised earlier than six months following the date of grant. This Section 5(l) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under an Option or SAR will be exempt from the employee’s regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act, to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, this Section 5(l) will apply to all Stock Awards and is incorporated by reference into the applicable Stock Award Agreements.

6.    STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a)    Restricted Stock Awards. The Board will determine the form and terms and conditions of each Restricted Stock Agreement. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate will be held in the form and manner the Board determines. The terms and conditions of Restricted Stock Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Agreements need not be identical. Each Restricted Stock Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following terms:

(i)    Consideration. A Restricted Stock Award may be granted in consideration for (A) cash, check, bank draft or money order payable to the Company; (B) past services to the Company or an Affiliate; or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)    Vesting. Subject to Section 2(f), shares of Common Stock granted under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule determined by the Board.

(iii)    Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive, through a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv)    Transferability. Shares of Common Stock granted to a Participant under a Restricted Stock Award Agreement will be transferable by the Participant only upon the terms and conditions as the Board will determine, in its sole discretion, and describes in the Restricted Stock Award Agreement, so long as the shares of Common Stock granted under the Restricted Stock Award Agreement remain subject to the terms of the Restricted Stock Award Agreement.

(b)    Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)    Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)    Vesting. Subject to Section 2(f), at the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)    Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv)    Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v)    Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c)    Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, the Common Stock may be granted either alone or in addition to other Stock Awards granted under Section 5 and this Section 6. Subject to the terms of the Plan (including, but not limited to, Sections 2(f) and 2(g)), the Board will have sole and complete authority to determine the persons to whom and the time or times at which Other Stock Awards will be granted, the number of shares of Common Stock to be granted pursuant to Other Stock Awards, and all other terms and conditions of Other Stock Awards.

7.    COVENANTS OF THE COMPANY.

(a)    Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Awards.

(b)    Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any regulatory commission or agency the authority that counsel for the Company determines necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of Stock Awards unless and until such authority is obtained. A Participant will not be eligible to receive a grant of an Award or be issued shares of Common Stock pursuant to the Award if the grant or issuance would be in violation of any applicable securities law.

(c)    No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise the Participant as to the time or manner of exercising any Stock Award. Further, the Company will have no duty or obligation to warn or otherwise advise the Participant of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to any Participant.

8.    MISCELLANEOUS.

(a)    Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.

(b)    Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c)    Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) the Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to the Award has been entered into the books and records of the Company.

(d)    No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e)    Change in Time Commitment. If a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (i) make a corresponding reduction in the number of shares subject to any portion of the Award that is scheduled to vest or become payable after the date of the Participant’s change in time commitment, and (ii) in lieu of or in combination with a reduction, extend the vesting or payment schedule applicable to the Award. In the event of any reduction or modification of the vesting or payment schedule, the Participant will have no right with respect to any portion of the Award that is reduced or modified.

(f)    Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or another limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions of the Options that exceed the limit (according to the order in which they were granted) or otherwise do not comply with the rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary term of the applicable Option Agreement.

(g)    Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring the Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to the requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, counsel for the Company determines that the requirement need not be met in the particular circumstances under then applicable securities laws. The Company may, upon advice of Company counsel, place legends on stock certificates issued under the Plan as Company counsel determines necessary or appropriate to comply with applicable securities laws, including, without limitations, legends restricting the transfer of the Common Stock.

(h)    Withholding Obligations. The Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means (in addition to the Company’s right to withhold from any compensation the Company paid to the Participant) or by a combination of the following means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that the Company may not withhold shares of Common Stock with a value exceeding the maximum amount of tax required to be withheld by law (or such other amount as may be permitted while still avoiding classification of the Award as a liability for financial accounting purposes); (iii) withholding payment from any amounts otherwise payable to the Participant; or (iv) by any other method as may be described in the Award Agreement.

(i)    Electronic Delivery. Any reference in the Plan to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium that the Company controls and to which the Participant has access).

(j)    Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock upon the exercise, vesting or settlement of all or a portion of an Award may be deferred and may establish programs and procedures for Participants to make deferral elections. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments (including lump sum payments) following the Participant’s termination of Continuous Service, and implement any other terms and conditions consistent with the terms of the Plan and in accordance with applicable law.

(k)    Compliance with Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(l)    Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, and any other clawback policy that the Company adopts. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

9.    ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a)    Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the classes and maximum number of securities subject to the Plan under Section 3(a), (ii) the classes and maximum number of securities that may be issued pursuant to the exercise of

Incentive Stock Options pursuant to Section 3(c), (iii) the classes and number of securities and price per share of Common Stock subject to outstanding Stock Awards and (iv) performance conditions applicable to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b)    Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement or in any other written arrangement between the Company or any Affiliate and the Participant, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of the dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the Participant is providing Continuous Service.

(c)    Corporate Transaction. The following provisions will apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award, in any other written arrangement between the Company or any Affiliate and the Participant, or in any director compensation policy of the Company.

(i)    Stock Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all outstanding Stock Awards or may substitute similar stock awards for any or all outstanding Stock Awards (including, but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to any outstanding Stock Awards may be assigned by the Company to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company). For clarity, in the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may choose to assume or continue only a portion of an outstanding Stock Award, to substitute a similar stock award for only a portion of an outstanding Stock Award, or to assume or continue, or substitute similar stock awards for, the outstanding Stock Awards held by some, but not all, Participants. The terms of any such assumption, continuation or substitution will be set by the Board.

(ii)    Stock Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) does not assume or continue outstanding Stock Awards, or substitute similar stock awards for outstanding Stock Awards, then with respect to any such Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting (and exercisability, if applicable) of such Stock Awards will be accelerated in full (and with respect to any such Stock Awards that are subject to performance-based vesting conditions or requirements, vesting will be deemed to be satisfied at the target level of performance) to a date prior to the effective time of the Corporate Transaction (contingent upon the closing or completion of the Corporate Transaction) as the Board will determine (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the Corporate Transaction), and such Stock Awards will terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction in accordance with the exercise procedures determined by the Board, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards will lapse (contingent upon the closing or completion of the Corporate Transaction).

(iii)    Stock Awards Held by Participants other than Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) does not assume or continue outstanding Stock Awards, or substitute similar stock awards for outstanding Stock Awards, then with respect to any such Stock Awards that have not been assumed, continued or substituted and that are held by Participants other than Current Participants, such Stock Awards will terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction in accordance with the exercise procedures determined by the Board; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards will not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv)    Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event any outstanding Stock Award held by a Participant will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide that the Participant may not exercise such Stock Award but instead will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of such Stock Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by the Participant in connection with such exercise. For clarity, such payment may be zero if the value of such property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Common Stock in connection with the Corporate Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

10.    PLAN TERM; EARLIER TERMINATION OR SUSPENSION OF THE PLAN.

The Board may suspend or terminate the Plan at any time. The Plan will terminate on the tenth anniversary of the Effective Date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated. Termination of the Plan shall not affect any Stock Awards theretofore granted.

11.    EFFECTIVE DATE OF PLAN.

The Plan will become effective on the Effective Date.

12.    CHOICE OF LAW.

The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of the Plan, without regard to that state’s conflict of laws rules.

13.    DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)    “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company, as these terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b)    “Appreciation Award” means (i) a Prior Plan Award that is a stock option or stock appreciation right or (ii) an Option or Stock Appreciation Right, in each case with respect to which the exercise or strike price is at least 100% of the Fair Market Value of the Common Stock subject to the stock option or stock appreciation right, or Option or Stock Appreciation Right, as applicable, on the date of grant.

(c)    “Award” means a Stock Award.

(d)    “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(e)    “Board” means the Board of Directors of the Company.

(f)    “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(g)    “Cause” will have the meaning ascribed to the term in any written agreement between the Participant and the Company or an Affiliate defining the term and, in the absence of such an agreement, the term means, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Board or Committee, as applicable, in its sole and exclusive judgment and discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(h)    “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(i)    “Committee” means a committee of one or more Directors to whom the Board has delegated authority in accordance with Section 2(c).

(j)    “Common Stock” means the common stock of the Company.

(k)    “Company” means Intra-Cellular Therapies, Inc., a Delaware corporation.

(l)    “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for those services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for those services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(m)    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the Entity for which the Participant renders service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, the Participant’s Continuous Service will be considered to have terminated on the date the Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave; or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(n)    “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)    a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)    a sale or other disposition of at least 90% of the outstanding securities of the Company;

(iii)    a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)    a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(o)    “Director” means a member of the Board.

(p)    “Disability” means, with respect to a Participant, the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of any medical evidence the Board determines warranted under the circumstances.

(q)    “Effective Date” means June 18, 2018, the effective date of the approval by the stockholders of the Company.

(r)    “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(s)    “Entity” means a corporation, partnership, limited liability company or other entity.

(t)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(u)    “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)    Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii)    In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(v)    “Full Value Award” means (i) a Prior Plan Award or (ii) an Award, in each case that is not an Appreciation Award.

(w)    “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(x)    “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(y)    “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(z)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(aa)    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted under the Plan.

(bb)    “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option. Each Option Agreement will be subject to the terms and conditions of the Plan.

(cc)    “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, any other person who holds an outstanding Option.

(dd)    “Other Stock Award” means an award based in whole or in part by reference to the Common Stock that is granted pursuant to the terms and conditions of Section 6(c).

(ee)    “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ff)    “Participant” means a person to whom an Award is granted under the Plan or, if applicable, any other person who holds an outstanding Award.

(gg)    “Plan” means this Intra-Cellular Therapies, Inc. 2018 Equity Incentive Plan.

(hh)    “Restricted Stock Award” means an award of shares of Common Stock that is granted pursuant to the terms and conditions of Section 6(a).

(ii)    “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(jj)    “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(kk)    “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(ll)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(mm)    “Securities Act” means the Securities Act of 1933, as amended.

(nn)    “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(oo)    “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(pp)    “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, or any Other Stock Award.

(qq)    “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(rr)    “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by the Company; and (ii) any partnership, limited liability company or other Entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% .

(ss)    “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

000004 ENDORSEMENT_LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on May 26, 2020. Online Go to www.envisionreports.com/ITCI or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/ITCI Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 3 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A The Board of Directors recommends a vote FOR the election of the Director listed in Proposal 1 and FOR Proposals 2, 3 and 4. 1. To elect one director to serve a three-year term expiring in 2023. + For Withhold 01 - Richard Lerner, M.D. For Against Abstain 2. To approve an amendment and restatement of the Company’s 2018 Equity Incentive Plan. 4. To approve by an advisory vote the compensation of the Company’s named executive officers, as disclosed in the proxy statement. For Against Abstain 3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MMMMMMM1 U P X 4 5 7 5 0 8 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 03870B

2020 Annual Meeting Admission Ticket 2020 Annual Meeting of Intra-Cellular Therapies, Inc. Stockholders May 27, 2020, 10:00 A.M. Local Time ApellaTM 450 East 29th Street, New York, NY 10016 Upon arrival, please present this admission ticket and photo identification at the registration desk. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/ITCI Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/ITCI 3 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — Intra-Cellular Therapies, Inc. Notice of 2020 Annual Meeting of Stockholders To be held at ApellaTM, 450 East 29th Street, New York, NY Proxy Solicited by Board of Directors for Annual Meeting — May 27, 2020 Michael I. Halstead and Lawrence J. Hineline (the “Proxies”), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Intra-Cellular Therapies, Inc. to be held on May 27, 2020 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Director listed in Proposal 1 and FOR Proposals 2, 3 and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or at any postponement or adjournment thereof. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. +